Exhibit 2.1

Caption in Compliance with D.N.J. LBR 9004-1(b)

UNITED STATES BANKRUPTCY COURT DISTRICT OF NEW JERSEY
In re: INVITAE CORPORATION, et al., Debtors.[1]	Chapter 11 Case No. 24-11362 (MBK) (Jointly Administered)

FINDINGS OF FACT,

CONCLUSIONS OF LAW, AND

ORDER CONFIRMING THE THIRD AMENDED

JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR

AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

The relief set forth on the following pages, numbered three (3) through seventy-one (71), is ORDERED.

DATED: August 2, 2024

/s/ Michael B. Kaplan
Honorable Michael B. Kaplan
United States Bankruptcy Judge

[1]

The last four digits of Debtor Invitae Corporation’s tax identification number are 1898. A complete list of the Debtors in these chapter 11 cases and each such Debtor’s tax identification number may be obtained on the website of the Debtors’ claims and noticing agent at https://www.veritaglobal.net/invitae. The Debtors’ service address in these chapter 11 cases is 1400 16th Street, San Francisco, California 94103.

Caption in Compliance with D.N.J. LBR 9004-1(b)

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

Joshua A. Sussberg, P.C. (admitted pro hac vice)

Nicole L. Greenblatt, P.C. (admitted pro hac vice)

Francis Petrie (admitted pro hac vice)

Jeffrey Goldfine (admitted pro hac vice)

601 Lexington Avenue

New York, New York 10022

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

joshua.sussberg@kirkland.com

nicole.greenblatt@kirkland.com

francis.petrie@kirkland.com

jeffrey.goldfine@kirkland.com

-and-

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

Spencer A. Winters, P.C. (admitted pro hac vice)

William E. Arnault, P.C. (admitted pro hac vice)

333 West Wolf Point Plaza

Chicago, Illinois 60654

Telephone: (312) 862-2000

Facsimile: (312) 862-2200

spencer.winters@kirkland.com

william.arnault@kirkland.com

Co-Counsel to the Debtors and

Debtors in Possession

COLE SCHOTZ P.C.

Michael D. Sirota, Esq.

Warren A. Usatine, Esq.

Felice R. Yudkin, Esq.

Daniel J. Harris, Esq.

Court Plaza North, 25 Main Street

Hackensack, New Jersey 07601

Telephone: (201) 489-3000

msirota@coleschotz.com

wusatine@coleschotz.com

fyudkin@coleschotz.com

dharris@coleschotz.com

Co-Counsel to the Debtors and

Debtors in Possession

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Invitae Corporation and its debtor affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”)1 having:

a.

commenced, on February 13, 2024 (the “Petition Date”), these chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions for relief in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

b.

filed,[2] on the Petition Date, the Declaration of Ana Schrank, Chief Financial Officer of Invitae Corporation, in Support of Chapter 11 Filing, First Day Motions, and Access to Cash Collateral [Docket No. 21] (the “First Day Declaration”);

c.	continued to operate their business and manage their property during these Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

d.

obtained, on February 16, 2024, the entry of the Order (I) Approving Bidding Procedures and Bid Protections, (II) Scheduling Certain Dates and Deadlines with Respect Thereto, (III) Approving the Form and Manner of Notice Thereof, (IV) Establishing Notice and Procedures for the Assumption and Assignment of Contracts and Leases, (V) Authorizing the Assumption and Assignment of Assumed Contracts, and (VI) Authorizing the Sale of Assets [Docket No. 57] (the “Bidding Procedures Order”);

e.

obtained, on March 18, 2024, the entry of the Order (I) Setting Bar Dates for Submitting Proofs of Claim, Including Requests for Payment Under Section 503(b)(9), (II) Establishing an Amended Schedules Bar Date and a Rejection Damages Bar Date, (III) Approving the Form, Manner, and Procedures for Filing Proofs of Claim, and (IV) Approving Notice Thereof [Docket No. 189] (the “Bar Date Order”);

f.

obtained, on May 7, 2024, the entry of the Order (I) Approving the Sale of the Acquired Assets Free and Clear of All Liens, Claims, and Encumbrances and (II) Authorizing the Debtors to Enter Into and Perform Their Obligations under the Labcorp Asset Purchase Agreement [Docket No. 463] (the “Sale Order”);

[1]

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan, the Disclosure Statement, or the Bankruptcy Code (each as defined herein), as applicable. The rules of interpretation set forth in Article I.B. of the Plan apply.

[2]	Unless otherwise indicated, use of the term “filed” herein refers also to the service of the applicable document filed on the docket in these Chapter 11 Cases, as applicable.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

g.

filed, on May 9, 2024, (a) the Debtors’ Motion for Entry of an Order Approving (I) the Adequacy of the Disclosure Statement, (II) the Solicitation and Notice Procedures, (III) the Forms of Ballots and Notices in Connection Therewith, and (IV) Certain Dates With Respect Thereto [Docket No. 470], (b) the Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 471] (as amended, modified, or supplemented from time to time, the “Plan”), and (c) the Disclosure Statement Relating to the Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 472] (as amended, modified, or supplemented from time to time, the “Disclosure Statement”);

h.

filed, on June 11, 2024, (a) the Notice of Filing Disclosure Statement Relating to the Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 614], (b) the Notice of Filing Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 615], and (c) the Notice of Filing of Revised Proposed Order Approving (I) the Adequacy of the Disclosure Statement, (II) the Solicitation and Notice Procedures, (III) the Forms of Ballots and Notices in Connection Therewith, and (IV) Certain Dates With Respect Thereto [Docket No. 616];

i.

obtained, on June 13, 2024, the entry of the Order Approving (I) the Adequacy of the Disclosure Statement, (II) the Solicitation and Voting Procedures, (III) the Forms of Ballots and Notices in Connection Therewith, and (IV) Certain Dates with Respect Thereto [Docket No. 633] (the “Disclosure Statement Order”), approving the Disclosure Statement and approving the solicitation and voting procedures (the “Solicitation and Voting Procedures”), and approving the notices of the (a) hearing to be held to consider Confirmation (the “Confirmation Hearing,” and such notice, the “Confirmation Hearing Notice”), and (b) non-voting status and opt-out forms, the cover letter, and other related forms and ballots (the foregoing materials, collectively, the “Solicitation Packages”);

j.

filed, on June 13, 2024, (a) the Notice of Filing of Solicitation Version of the Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 630] and (b) the Notice of Filing of Solicitation Version of Disclosure Statement Relating to the Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 631];

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

k.

caused the Solicitation Packages and Confirmation Hearing Notice and the deadline for objecting to confirmation of the Plan (“Confirmation”) to be distributed on or before June 17, 2024, in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Local Bankruptcy Rules for the District of New Jersey (the “Local Rules”), the Disclosure Statement Order, and the Solicitation and Voting Procedures, as evidenced by, among other things, the Affidavit of Service [Docket No. 673] (the “Affidavit of Solicitation”);

l.

published the Confirmation Hearing Notice on June 19, 2024, in The New York Times (national edition) as evidenced by the Proof of Publication [Docket No. 680] (the “Publication Affidavit” and, together with the Affidavit of Solicitation, the “Affidavits”);

m.	filed, on July 7, 2024, the Declaration of Jill Frizzley [Docket No. 735] (the “Frizzley Declaration”), which was admitted into evidence at the Confirmation Hearing;

n.	filed, on July 7, 2024, the Declaration of Randy Scott [Docket No. 736] (the “Scott Declaration”), which was admitted into evidence at the Confirmation Hearing;

o.

filed, on July 8, 2024, the Plan Supplement for the Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 761] (the “Initial Plan Supplement”) and caused notice of the filing of the Initial Plan Supplement to be distributed in accordance with paragraph 27 of the Disclosure Statement Order, as evidenced by, among other things, the Affidavit of Service [Docket No. 766];

p.	filed, on July 12, 2024, the Second Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 791];

q.

filed, on July 18, 2024, the Debtors’ Memorandum of Law in Support of an Order Confirming the Second Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 835] (the “Confirmation Brief”);

r.

filed, on July 18, 2024, the Declaration of James Lee with Respect to the Tabulation of Votes on the Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 837] (the “Voting Report,”);

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

s.

filed, on July 18, 2024, the Declaration of Ana Schrank, Chief Financial Officer of Invitae Corporation, in Support of Confirmation of the Second Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 838] (the “Schrank Declaration”), which was admitted into evidence at the Confirmation Hearing;

t.

filed, on July 18, 2024, the Declaration of Andrew Spirito, Managing Director of FTI Consulting, in Support of Confirmation of the Second Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 839] (the “Spirito Declaration”), which was admitted into evidence at the Confirmation Hearing;

u.

filed, on July 18, 2024, the Declaration of Andrew Swift in Support of Confirmation of the Second Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 841] (the “Swift Declaration,” and together with the Frizzley Declaration, the Schrank Declaration, the Scott Declaration, the Spirito Declaration, and the Voting Report, the “Declarations”), which was admitted into evidence at the Confirmation Hearing;

v.	filed, on July 19, 2024, the Second Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (Technical Modifications) [Docket No. 856];

w.

filed, on July 19, 2024, the Notice of Filing of the Amended Plan Supplement [Docket No. 857] (the “Amended Plan Supplement,” and, together with the Initial Plan Supplement, and as may be modified, amended, or supplemented from time to time, the “Plan Supplement”); and

x.	filed, on August 1, 2024, the Third Amended Joint Plan of Invitae Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 909], attached hereto as Exhibit A.

The Bankruptcy Court having:

a.	entered, on June 13, 2024, the Disclosure Statement Order, among other things, approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code;

b.	set July 15, 2024, at 4:00 p.m. (prevailing Eastern Time) as the deadline to object to the Plan (the “Plan Objection Deadline”);

c.	set July 15, 2024, at 4:00 p.m. (prevailing Eastern Time) as the deadline for voting on the Plan (the “Voting Deadline”);

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

d.	set July 22, 2024 as the date for the commencement of the Confirmation Hearing, pursuant to Bankruptcy Rules 3017 and 3018 and sections 1125, 1126, 1128, and 1129 of the Bankruptcy Code;

e.

denied on a preliminary basis, on July 12, 2024 The Official Committee of Unsecured Creditors’ Motion for (I) Leave, Standing, and Authority to Commence and Prosecute Certain Claims and Causes of Action on Behalf of the Debtors’ Estates and (II) Exclusive Settlement Authority [Docket No. 536];

f.

reviewed the Plan, the Disclosure Statement, the Plan Supplement, the Confirmation Brief, the Declarations, the Voting Report, the Confirmation Hearing Notice, the Affidavits, and all filed pleadings, exhibits, statements, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

g.	held the Confirmation Hearing beginning July 22, 2024, at 9:00 a.m., prevailing Eastern Time;

h.	heard the statements and arguments made by counsel with respect to Confirmation of the Plan;

i.	considered all oral representations, live testimony, written direct testimony, exhibits, documents, filings, and other evidence presented at the Confirmation Hearing;

j.

overruled any and all objections to the Plan and confirmation thereof, and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated in this Confirmation Order or on the record at the Confirmation Hearing; and

k.	taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

NOW, THEREFORE, after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court makes and issues the following findings of fact and conclusions of law, and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

1. Findings and Conclusions. The findings and conclusions set forth herein and on the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

2. Jurisdiction, Venue, and Core Proceeding. The Bankruptcy Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334 and the Standing Order of Reference to the Bankruptcy Court Under Title 11 of the United States District Court for the District of New Jersey, entered July 23, 1984, and amended on September 18, 2012 (Simandle, C.J.). The Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan constitutes a core proceeding within the meaning of 28 U.S.C. § 157(b)(2) with the Bankruptcy Court having jurisdiction to enter a final order with respect thereto consistent with Article III of the United States Constitution.

3. Eligibility for Relief. Each Debtor qualifies as a “debtor” under section 109 of the Bankruptcy Code. As such, the Debtors are proper proponents of the Plan.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

4. Commencement of these Chapter 11 Cases. On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On February 16, 2024, the Court entered an order [Docket No. 54] authorizing the joint administration and procedural consolidation of these chapter 11 cases pursuant to Bankruptcy Rule 1015(b). As of the date hereof, no trustee or examiner has been appointed in these Chapter 11 Cases.

5. Appointment of the Creditors’ Committee. On March 1, 2024, the United States Trustee for the District of New Jersey (the “U.S. Trustee”) appointed an official committee of unsecured creditors (the “Committee”) [Docket No. 131].

6. The Bar Dates. On March 18, 2024, the Bankruptcy Court entered the Bar Date Order, setting (a) April 15, 2024 as the last day for filing Proofs of Claim (including Proofs of Claim for Claims arising under Section 503(b) of the Bankruptcy Code) against the Debtors that arose (or was deemed to have arisen) before the Petition Date and (b) August 11, 2024 as the last day for filing Proofs of Claim of Governmental Unit (as defined in the Bar Date Order).

7. Burden of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Furthermore, the Debtors have proven the elements of sections 1129(a) and 1129(b) by clear and convincing evidence. Each witness who testified and/or submitted a Declaration on behalf of the Debtors in connection with Confirmation was credible, reliable, and qualified to testify and/or submit such Declaration as to the topics addressed in his or her testimony.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

8. Notice. The Debtors provided due, adequate, and sufficient notice of the Plan, the Plan Supplement, the Solicitation Packages, the Confirmation Hearing, the proposed assumption of Executory Contracts and Unexpired Leases and the proposed cure amounts, and all the other materials distributed by the Debtors in connection with Confirmation of the Plan, together with the Plan Objection Deadline, the Voting Deadline, and the Confirmation Hearing, and any applicable bar dates and hearings described in the Disclosure Statement Order, in compliance with the Bankruptcy Rules, Local Rules, and the procedures set forth in the Disclosure Statement Order.

9. The Solicitation Packages, including the Notices of Non-Voting Status, the Opt Out Forms, and the Confirmation Hearing Notice, were transmitted and served in compliance with this Bankruptcy Court’s orders, and such transmission and service were timely, adequate, and sufficient.

10. Voting Report. Prior to the Confirmation Hearing, the Debtors filed the Voting Report. The Voting Report was admitted into evidence during the Confirmation Hearing. As described in the Voting Report, the solicitation of votes on the Plan complied with the Solicitation and Voting Procedures.

11. Solicitation. The Debtors solicited votes for acceptance and rejection of the Plan in good faith. Such solicitation complied with sections 1125 and 1126 and all other applicable sections of the Bankruptcy Code, rules 3017, 3018, and 3019 of the Bankruptcy Rules, the Disclosure Statement Order, the Local Rules, and all other applicable rules, laws, and regulations. The period during which Holders in the Voting Classes were required to submit acceptances or rejections to the Plan was reasonable and sufficient for such Holders to make an informed decision to accept or reject the Plan.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

12. Voting. Holders of Claims in Class 1 (Other Secured Claims) and Class 2 (Other Priority Claims) are Unimpaired and conclusively presumed to accept the Plan and, therefore, did not vote to accept or reject the Plan. Holders of Claims in Class 7 (Intercompany Claims) and Class 8 (Intercompany Interests) are either Impaired or Unimpaired, and conclusively presumed to accept or deemed to reject the Plan and, therefore, did not vote to accept or reject the Plan. Holders of Claims in Class 3 (2028 Senior Secured Notes Claims) are Impaired under the Plan and therefore entitled to vote to accept or reject the Plan.

13. Holders of Claims in Class 4 (Convenience Class Claims), Class 5 (Subsidiary Unsecured Claims), Class 6 (Parent Unsecured Claims), Class 9 (Section 510(b) Claims), Class 10 (Equity Interests), and Class 11 (Contingent Subsidiary Unsecured Claims) (collectively, the “Deemed Rejecting Classes”) are Impaired under the Plan and are deemed to have rejected the Plan. In response to and to resolve the Committee’s objection to the Disclosure Statement, the Debtors provided ballots to Holders of Claims in Classes 4, 5, 6, and 11 and permitted such Holders to submit votes on the Plan.

14. As evidenced by the Voting Report, Class 3 (2028 Senior Secured Notes Claims) is Impaired and voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code. Based on the foregoing, and as evidenced by the Voting Report, the one Impaired Class entitled to vote has voted to accept the Plan.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

15. Opt-Out Procedures. The procedures for opting out of the Third-Party Release (the “Opt-Out Procedures”) set forth in the Ballots, the Notice of Non-Voting Status, and Opt Out Form, including the Opt Out Deadline and any supplemental deadline for Holders of Claims and Interests to opt out of the Third-Party Release, including any such supplemental deadlines contained in this Confirmation Order, as applicable, are good, sufficient and adequate to bind the applicable parties to the Third-Party Release and are approved in all respects.

16. Additionally, following entry of this Confirmation Order, all Holders of Claims who previously elected Class 4 treatment and all Holders of Claims in Class 5 shall have twenty-eight (28) days upon the service of a supplemental Ballot from the Debtors’ Claims and Noticing Agent (the “Supplemental Ballot”) to (i) opt out of the Third-Party Release (the “Supplemental Opt Out”) and (ii) (x) in the case of Holders who previously made the election into Class 4, to rescind or affirm their election to have their General Unsecured Claim treated as a Class 4 Convenience Class Claim or (y) in the case of Holders of Class 5 to make a Convenience Class Claim election to have their Class 5 Subsidiary General Unsecured Claim treated as a Class 4 Convenience Class Claim (either a “Supplemental Convenience Class Claim Election”).

17. The procedures used for tabulations of opt outs of the Third-Party Release and of elections into Class 4 are approved in all respects.

18. Plan Supplement. The Plan Supplement complies with the terms of the Plan, and the Debtors provided good and proper notice of the filings in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and the facts and circumstances of the Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date, subject to compliance with the Bankruptcy Code and the Bankruptcy Rules and subject to any applicable consent rights under the Plan; provided that no such alteration amendment, update, or modification shall be inconsistent with the terms of this Confirmation Order or the Plan.

19. Plan Modifications. Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan since the commencement of Solicitation adhere to the standards set forth in sections 1122 and 1123 of the Bankruptcy Code. None of these subsequent modifications materially and adversely affected the treatment of Holders of Claims or Interests who were entitled to vote on the Plan. Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Certain Classes of Claims or Interests not entitled to vote on the Plan whose treatment was affected by any Plan modifications since the commencement of Solicitation shall be provided additional time to opt out of the Third-Party Release and/or elect Convenience Class Claim treatment pursuant to the terms of this Confirmation Order.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

20. Releases, Exculpation, and Injunction. The Plan and all modifications thereto are dated and identify the Entities submitting them, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and the Plan with the Bankruptcy Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c).

21. Gatekeeper Provision. Article VIII.D of the Plan contains a provision that requires Entities that (i) opted out of the releases contained in Article VIII.D of the Plan or (ii) were deemed to reject the Plan may not assert any Claim or other Cause of Action against any Released Party for which it is asserted or implied that such Claim or Cause of Action is not subject to the releases contained in Article VIII.C of the Plan without first obtaining a Final Order from the Bankruptcy Court (a) determining, after notice and a hearing, that such Claim or Cause of Action is not subject to the releases contained in Article VIII.C of the Plan, and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Released Party (the “Gatekeeper Provision”). The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Claim or Cause of Action constitutes a direct or derivative claim, is colorable and, only to the extent legally permissible and as provided for in the Plan, the Bankruptcy Court shall have jurisdiction to adjudicate the underlying Claim or Cause of Action; provided, however, that nothing in this paragraph requires, precludes, and/or prohibits an Insurer to or from administering, handling, defending, settling and/or paying claims covered by any Insurance Policies in accordance with and subject to the terms and conditions of such Insurance Policies and/or applicable non-bankruptcy law. The Bankruptcy Court finds that the Gatekeeper Provision is necessary, appropriate, and critical to the effective and efficient administration, implementation,

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

and consummation of the Plan. For the avoidance of doubt, pursuant to the Gatekeeper Provision, the Bankruptcy Court shall determine whether a Claim or Cause of Action asserted against a Released Party is (a) a Claim or Cause of Action against the Debtors which is compromised under the Plan or (b) a direct or derivative claim with the latter being released under the Plan.

22. Compliance with the Requirements of Section 1129(a)(1) of the Bankruptcy Code. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code.

(a) Proper Classification. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into eleven Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications were not implemented for any improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code.

(b) Unimpaired Classes. Article III of the Plan specifies that Holders of Claims in Class 1 (Other Secured Claims) and Class 2 (Other Priority Claims) are Unimpaired under the Plan, and Claims in Class 7 (Intercompany Claims) and Class 8 (Intercompany Interests) are either Impaired or Unimpaired under the Plan. Article II of the Plan specifies that Allowed Administrative Claims, Allowed Professional Fee Claims,

(Page | 16 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Allowed Priority Tax Claims, and all fees due and payable pursuant to section 1930 of title 28 of the United States Code before the Effective Date will be paid in full in accordance with the terms of the Plan, although these Claims are not separately classified under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

(c) Specified Treatment of Impaired Classes. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (collectively, the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes, in compliance with section 1123(a)(3) of the Bankruptcy Code:

Class	Designation
3	2028 Senior Secured Notes Claims
4	Convenience Class Claims
5	Subsidiary Unsecured Claims
6	Parent Unsecured Claims
9	Section 510(b) Claims
10	Equity Interests
11	Contingent Subsidiary Unsecured Claims

(d) No Discrimination. The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest and complies with section 1123(a)(4) of the Bankruptcy Code.

(Page | 17 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

(e) Adequate Means for Plan Implementation. The provisions in Article IV and elsewhere in the Plan and the Plan Supplement, and in the exhibits and attachments to the Disclosure Statement provide, in detail, adequate and proper means for the Plan’s implementation, in satisfaction of the requirements of section 1123(a)(5) of the Bankruptcy Code.

(f) Non-Voting Securities. On the Effective Date, the Debtors’ Assets shall be transferred to and vest in the Wind-Down Debtors. Following the Effective Date, the Plan Administrator shall serve as the sole manager, sole director, and sole officer of the Wind-Down Debtors. The Plan does not provide for the issuance of equity or other securities of the Debtors, including non-voting equity securities. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

(g) Designation of Officers, Directors, or Trustees. The Plan discharges all of the Debtors’ officers, directors, members, and managers from their duties effective as of the Effective Date without any further action. The Plan further provides for the formation of the Wind-Down Debtors managed by the Plan Administrator. The selection of the Plan Administrator is consistent with the interests of Holders of Claims and Interests and public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

(h) Impairment/Unimpairment of Classes of Claims and Interests. Article III of the Plan specifies that some Classes of Claims are Impaired and others are Unimpaired, as permitted by section 1123(b)(1) of the Bankruptcy Code.

(Page | 18 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

(i) Assumption and Rejection. As permitted by section 1123(b)(2) of the Bankruptcy Code, Article V of the Plan provides that, on the Effective Date, except as otherwise provided in the Plan, each Executory Contract or Unexpired Lease not previously assumed, assumed and assigned, or rejected shall be deemed automatically rejected by the applicable Wind-Down Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (a) is identified on the Schedule of Assumed Executory Contracts and Unexpired Leases; (b) has been previously assumed or rejected by the Debtors pursuant to a Bankruptcy Court order; (c) is the subject of a filed motion to assume, assume and assign, or reject such Executory Contract or Unexpired Lease (or of a filed objection with respect to the proposed assumption and assignment of such contract) that is pending on the Effective Date; (d) is a contract, release, or other agreement or document entered into in connection with the Plan; (e) is the Asset Purchase Agreement; (f) is to be assumed by the Debtors and assigned to the Purchaser in connection with the Sale Transaction and pursuant to the Asset Purchase Agreement; or (g) is an Insurance Policy. The Debtors’ decisions to assume or reject certain Executory Contracts and Unexpired Leases, as provided in Article V of the Plan and in the Plan Supplement, are reasonable exercises of the Debtors’ business judgment. The Debtors have demonstrated adequate assurance of future performance for the contracts included on the Schedule of Assumed Executory Contracts and Unexpired Leases within the meaning of section 365(b)(1)(C) of the Bankruptcy Code by the Wind-Down Debtors.

(Page | 19 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

(j) Settlement/Retention of Claims or Interests. Pursuant to the Bankruptcy Code and Bankruptcy Rules and in consideration for the distributions and other benefits provided under the Plan and with the support of the various creditors, stakeholders, and other parties in interest, the settlements and compromises incorporated in the Plan constitute a good-faith compromise of all Claims, Interests, Causes of Action, as applicable, and controversies released, settled, compromised, or otherwise resolved pursuant to the Plan. Those settlements and compromises are fair, equitable, and reasonable and approved as being in the best interests of the Debtors and their Estates.

(k) Additional Plan Provisions. The Plan includes other discretionary provisions that are approved in various parts of this Confirmation Order. The inclusion of such provisions is consistent with section 1123(b)(6) of the Bankruptcy Code.

23. Compliance with the Section 1129(a)(2) of the Bankruptcy Code. The Debtors have complied with the applicable provisions of the Bankruptcy Code and satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

(a) is an eligible debtor under section 109 of the Bankruptcy Code and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code; and

(b) complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Local Rules, any applicable nonbankruptcy law, rule, and regulation, the Disclosure Statement Order, and all other applicable law, in transmitting the Solicitation Packages and related documents and notices, and in soliciting and tabulating votes on the Plan.

(Page | 20 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

24. Good Faith. The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law.

25. Payment for Services of Costs and Expenses. Any payment made or to be made by the Debtors for services or for costs and expenses in or in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, shall be subject to the approval of the Bankruptcy Court for reasonableness, in compliance with section 1129(a)(4) of the Bankruptcy Code.

26. Directors, Officers, and Successors. On the Effective Date, the persons acting as managers, directors, and officers of the Debtors shall be deemed to have resigned, solely in their capacities as such, and their authority, power, and incumbency in such roles shall be deemed to have terminated, and the Plan Administrator shall be appointed as the sole manager, sole director, and sole officer of the Wind-Down Debtors and shall succeed to the powers of the Debtors’ managers, directors, and officers. The Debtors have disclosed the name of the individual who will serve as the Plan Administrator, and the appointment of such person is consistent with the interests of creditors and equity holders and with public policy, in compliance with section 1129(a)(5) of the Bankruptcy Code.

27. No Rate Changes. Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan does not propose any rate change subject to the jurisdiction of any governmental regulatory commission.

(Page | 21 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

28. Best Interests of Creditors. The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The liquidation analyses attached to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered or adduced in the Declarations or at, prior to, or in connection with the Confirmation Hearing: (a) are reasonable; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Interests in each Impaired Class that have not otherwise agreed to less favorable treatment by voting to accept the Plan will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors and equity holders, and the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied.

29. Acceptance by Certain Classes. Class 3 (2028 Senior Secured Claims) is Impaired and voted in favor of the Plan. Class 4 (Convenience Class Claims), Class 5 (Subsidiary Unsecured Claims), Class 6 (Parent Unsecured Claims), Class 9 (Section 510(b) Claims), Class 10 (Equity Interests), and Class 11 (Contingent Subsidiary Unsecured Claims) are impaired under the Plan and are deemed to reject the Plan. Because the Plan has not been accepted by the Deemed Rejecting Classes, the Debtors seek Confirmation under section 1129(b) of the Bankruptcy Code, solely with respect to the Deemed Rejecting Classes, rather than section 1129(a)(8) of the Bankruptcy Code. As described further below, although section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to the Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes.

(Page | 22 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

30. Treatment of Administrative Claims, Priority Tax Claims, and Other Priority Claims. The treatment of Allowed Administrative Claims, Allowed Professional Fee Claims, and Allowed Priority Tax Claims under Article II of the Plan, and of Allowed Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

31. Acceptance by at Least One Impaired Class. The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Report, Class 3 (2028 Senior Secured Noteholders), the only Impaired Class entitled to vote on the Plan, voted to accept the Plan by the requisite number and amount of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code.

32. Feasibility. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing is reasonable, persuasive, and credible, has not been controverted by other persuasive evidence, and establishes that the Plan is feasible, and Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization except as contemplated by the Plan itself.

(Page | 23 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

33. Payment of Fees. The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Articles II.D and XII.D of the Plan provide for the payment of all fees due and payable under 28 U.S.C. § 1930 by each of the Debtors or Wind-Down Debtors, as applicable.

34. Retiree Benefits. The Debtors do not have any remaining obligations to pay retiree benefits (as defined in section 1114 of the Bankruptcy Code). Therefore, section 1129(a)(13) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases or the Plan.

35. Domestic Support Obligations, Debtors as Individuals, and Nonprofit Corporations. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.

36. No Unfair Discrimination; Fair and Equitable. The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that the Deemed Rejecting Classes have not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to Class 5 (Subsidiary Unsecured Claims), Class 6 (Parent Unsecured Claims), Class 9 (Section 510(b) Claims), Class 10 (Equity Interests), and Class 11 (Contingent Subsidiary Unsecured Claims). The Plan has been proposed in good faith, is reasonable, and meets the requirements that (a) no Holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest, and (b) no Holder of a Claim or Interest in a Class senior to such Classes is receiving more than payment in

(Page | 24 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

full on account of its Claim or Interest. Specifically, to the extent Class 7 (Intercompany Claims) or Class 8 (Intercompany Interests) are Reinstated, such treatment is provided for administrative convenience and efficiency, and not on account of such Interests, and will not alter the treatment provided for any other Holder of any Claim or Interest. Accordingly, the Plan is fair and equitable towards all Holders of Claims and Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Deemed Rejecting Classes because similarly situated Claim and Interest Holders will receive substantially similar treatment on account of their Claims or Interests, as applicable, in such class.

37. The Plan does not discriminate unfairly between Class 4 (Convenience Class Claims), Class 5 (Subsidiary Unsecured Claims), Class 6 (Parent Unsecured Claims), and Class 11 (Contingent Subsidiary Unsecured Claims). The threshold for the Convenience Class Claims was developed for the reasonable and necessary purpose of administrative convenience and efficiency in compliance with section 1122(b) of the Bankruptcy Code. All Holders of Claims in Class 5, Class 6, and Class 11 had the opportunity to elect to receive Class 4 treatment through such Holders’ Ballots or pursuant to the terms of this Confirmation Order.

38. The evidence supporting the Plan proffered or adduced by the Debtors at, or prior to, or in Declarations filed in connection with, the Confirmation Hearing regarding the Debtors’ classification and treatment of Claims and Interests (x) is reasonable, persuasive, credible, and accurate; (y) utilizes reasonable and appropriate methodologies and assumptions; and (z) has not been controverted by other credible evidence. Therefore, the Plan may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

(Page | 25 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

39. Only One Plan. The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in each of these Chapter 11 Cases.

40. Principal Purpose of the Plan. The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

41. Small Business Cases. The Chapter 11 Cases are not small business cases and, accordingly, section 1129(e) of the Bankruptcy Code does not apply to the Chapter 11 Cases.

42. Good Faith. The Debtors have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support and consummation of the Plan, including the solicitation and receipt of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

43. The 2028 Senior Secured Notes Trustee and the Convertible Notes Trustee under the 2028 Senior Secured Notes Indenture and each of the Convertible Notes Indentures respectively diligently and in good faith discharged its duties and obligations under the 2028 Senior Secured Notes Indenture and each of the Convertible Notes Indentures and otherwise conducted themselves with the same degree of care and skill that a prudent person would exercise under the circumstances with respect to all matters in any way related to the 2028 Senior Secured Notes Indenture and the Convertible Notes Indentures, the 2028 Senior Secured Notes and the Convertible Notes, and any related or ancillary transactions or agreements. The holders of the 2028 Senior Secured Notes and Convertible Notes have not received, with respect to their holdings of a particular series of notes, disparate treatment under the Plan or any related or ancillary transactions or agreements and the holders’ treatment is consistent with the terms and conditions under such respective indentures.

(Page | 26 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

44. Satisfaction of Confirmation Requirements. Based on the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors satisfy the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

45. Releases. The releases provided pursuant to Article VIII of the Plan (i) represent a sound exercise of the Debtor’s business judgment; (ii) were negotiated in good faith and at arm’s length; and (iii) are (a) in exchange for good and valuable consideration, (b) a good faith settlement and compromise of the claims released thereby, (c) in the best interest of the Debtors and their Estates, (d) fair, equitable, and reasonable under the circumstances of the Debtors’ Chapter 11 Cases, (e) are within the jurisdiction of the Bankruptcy Court under 28 U.S.C. § 1334; (f) are integral elements of the transactions incorporated into the Plan and inextricably bound with the other provisions of the Plan; and (g) consistent with sections 105, 1123, and 1129 of the Bankruptcy Code. The Releases by the Debtors appropriately offer protection to parties that provided substantial contribution to the Debtors’ restructuring process. Each non-Debtor Released Party that will benefit from the Debtors Releases either shares an identity of interest with the Debtors, was instrumental to the success of these Chapter 11 Cases, and/or provided a substantial contribution to the Debtors, which value provided a significant benefit to the Debtors’ estates. The Releases by Holders of Claims were critical in incentivizing the Holders of Claims to support the Plan and preventing potentially significant and time-consuming litigation regarding the parties’ respective rights and interests.

(Page | 27 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

46. Statutory Authority for Gatekeeper Provision; Jurisdiction for Gatekeeper Provision. This Bankruptcy Court has the statutory authority to approve the Gatekeeper Provision under sections 1123(a)(5), 1123(b)(6), 1141, 1142(b), and 105(a). The Gatekeeper Provision is also within the spirit of the Supreme Court’s “Barton Doctrine.” Barton v. Barbour, 104 U.S. 126 (1881). Furthermore, the Bankruptcy Court finds that it will have jurisdiction after the Effective Date to implement the Gatekeeper Provision pursuant to the Bankruptcy Court’s post-Confirmation jurisdiction and the Bankruptcy Court’s jurisdiction to act as a gatekeeper does not violate Stern v. Marshall, 564 U.S. 462 (2011). The Bankruptcy Court’s determination of whether a claim is colorable, which the Bankruptcy Court has jurisdiction to determine, is distinct from whether the Bankruptcy Court would have jurisdiction to adjudicate any claim it finds colorable. Accordingly, the Gatekeeper Provision is necessary to ensure the effectiveness of the Plan by screening and preventing bad-faith litigation against the Released Parties.

47. Exculpation. The exculpation provisions set forth in Article VIII.E of the Plan are essential to the Plan. The record in the Chapter 11 Cases fully supports the exculpation provision set forth in Article VIII.E of the Plan, which is appropriately tailored to protect the Exculpated Parties from unnecessary litigation and contains appropriate carve outs for actual fraud, bad faith, willful misconduct, or gross negligence.

48. Injunction. The injunction provision set forth in Article VIII.F of the Plan is essential to the Plan and is necessary to implement the Plan and to preserve and enforce the Debtor Release, the Third-Party Release, and the exculpation provisions in Article VIII of the Plan. Such injunction provision is appropriately tailored to achieve those purposes.

(Page | 28 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

49. Conditions to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan.

50. Implementation. All documents and agreements necessary to implement the transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arm’s-length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The documents and agreements are essential elements of the Plan and entry into and consummation of the transactions contemplated by each such document or agreement is in the best interests of the Debtors, the Estates, and the Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining which documents and agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

(Page | 29 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

51. Disclosure: Agreements and Other Documents. The Debtors have disclosed all material facts, to the extent applicable, regarding the following: (a) the identity of the Plan Administrator; (b) the method and manner of distributions under the Plan; (c) the adoption, execution, and implementation of the other matters provided for under the Plan, including those involving corporate action to be taken by or required of the Debtors or Wind-Down Debtors, as applicable; (d) the exemption under section 1146(a) of the Bankruptcy Code; (e) the Retained Causes of Action; and (f) the adoption, execution, and delivery of all contracts, leases, instruments, securities, releases, indentures, and other agreements related to any of the foregoing.

52. Vesting of Assets. Except as otherwise provided in this Confirmation Order, the Plan, or any other agreement, instrument, or other document incorporated therein or in the Plan Supplement, on the Effective Date, all property of the Estates shall vest in the Wind-Down Debtors for the purpose of liquidating the Estates and effecting Consummation of the Plan. Such assets shall be held free and clear of all liens, claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or this Confirmation Order. Any distributions to be made under the Plan from such assets shall be made by the Plan Administrator or its designee. The Wind-Down Debtors and the Plan Administrator shall be deemed to be fully bound by the terms of the Plan and the Confirmation Order.

53. Judicial Notice. The Bankruptcy Court takes judicial notice of (and deems admitted into evidence for purposes of Confirmation of the Plan) the docket of these Chapter 11 Cases maintained by the clerk of the Bankruptcy Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of these Chapter 11 Cases.

(Page | 30 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

54. Objections Overruled. All objections, responses, reservations, statements, and comments in opposition to the Plan, other than those resolved, adjourned, or withdrawn with prejudice prior to, or on the record at, the Confirmation Hearing are hereby overruled and denied on the merits in all respects. All withdrawn objections, if any, are deemed withdrawn with prejudice. All objections to Confirmation not filed and served prior to the deadline for filing objections to the Plan set forth in the Confirmation Hearing Notice, if any, are deemed waived and shall not be considered by the Bankruptcy Court.

55. All parties have had a full and fair opportunity to litigate all issues raised or that might have been raised in the objections to Confirmation of the Plan, and the objections have been fully and fairly litigated or resolved, including by agreed upon reservations of rights as set forth in this Confirmation Order.

ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

56. Solicitation. To the extent applicable, the solicitation of votes on the Plan complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, all other provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations, and was appropriate and satisfactory and is approved in all respects.

57. Notice of Confirmation Hearing. The Confirmation Hearing Notice was appropriate and satisfactory and is approved in all respects.

(Page | 31 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

58. Confirmation of the Plan. The Plan (as it has been modified by the parties, including any modifications set forth herein) is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code.

59. This Confirmation Order approves the Plan Supplement, including the documents contained therein, as they may be amended through and including the Effective Date in accordance with and as permitted by the Plan. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order.

60. The terms of the Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest.

61. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Bankruptcy Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

62. Objections. All objections and all reservations of rights pertaining to Confirmation of the Plan that have not been withdrawn, waived, or consensually resolved prior to entry of this Confirmation Order are overruled on the merits unless otherwise indicated in this Confirmation Order.

63. All objections to Confirmation not filed and served prior to the deadline for filing objections to the Plan set forth in the Confirmation Hearing Notice, are deemed waived and shall not be considered by the Bankruptcy Court.

(Page | 32 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

64. Plan Modifications. The Plan Modifications were made in accordance with sections 1122 and 1123 of the Bankruptcy Code. Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan Modifications are hereby approved pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019. After giving effect to the Plan Modifications and to the additional opportunity for Holders of Class 4 and Class 5 to opt out of the Third-Party Release and elect or modify their previous election for Class 4 treatment under the Supplemental Ballot provided for in this Confirmation Order, the Plan continues to meet the requirements of sections 1122 and 1123 of the Bankruptcy Code.

65. Post-Confirmation Modification of the Plan. Subject to the limitations and terms contained in Article X.A and Article X.B of the Plan, the Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, without further order of this Bankruptcy Court, subject to the consent rights in the Plan.

66. Plan Classification Controlling. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder and the classifications set forth on the ballots tendered to or returned by the Holders of Claims or Interests in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent and in no event shall be deemed

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

to modify or otherwise affect the actual classification of Claims and Interests under the Plan for Distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for Distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

67. General Settlement of Claims and Interests. Pursuant to the Bankruptcy Code and Bankruptcy Rules, and in consideration of the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. Pursuant to the Bankruptcy Code and Bankruptcy Rules, the Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies, and entry of this Confirmation Order shall constitute the Court’s approval of such compromise and settlement, as well as a finding by the Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. All distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

68. Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who were entitled to vote and voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan, as modified by the Plan Modifications. No Holder of a Claim or Interest shall be permitted to change its vote as a consequence of the Plan Modifications.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

69. Wind-Down Transactions. On or before the Effective Date, the Debtors or the Wind-Down Debtors and Plan Administrator, as applicable, shall take all applicable actions as may be necessary or appropriate to effectuate the Wind-Down Transactions, and any transactions described in the Plan and the Transactions Steps Memorandum, approved by, contemplated by, or necessary to effectuate the Wind-Down that are consistent with and pursuant to the terms and conditions of the Plan and subject to the terms of the Plan Administrator Agreement. This Confirmation Order shall, and shall be deemed to, pursuant to sections 1123 and 363 of the Bankruptcy Code authorize, among other things, all actions as may be necessary or appropriate to affect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Wind-Down Transactions.

70. Wind-Down and Dissolution. As soon as practicable after the Effective Date, the Plan Administrator shall: (i) cause the Debtors and the Wind-Down Debtors, as applicable, to comply with, and abide by, the terms of the Plan and any other documents contemplated thereby; (ii) to the extent applicable, file a certificate of dissolution or equivalent document, together with all other necessary corporate and company documents, to effect the dissolution of one or more of the Debtors or the Wind-Down Debtors under the applicable laws of their state of incorporation or formation (as applicable); and (iii) take such other actions as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan subject to the terms of the Plan Administrator Agreement. Any certificate of dissolution or equivalent document may be executed by the Plan Administrator without the need for any action or approval by the shareholders or board of directors or managers of any Debtor. From and after the Effective Date, except with

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

respect to Wind-Down Debtors as set forth herein, the Debtors (x) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, (y) shall be deemed to have canceled pursuant to the Plan all Equity Interests, except as otherwise provided for in this Confirmation Order, and (z) shall not be liable in any manner to any taxing authority for franchise, business, license, or similar taxes accruing on or after the Effective Date. For the avoidance of doubt, notwithstanding the Debtors’ dissolution, the Debtors shall be deemed to remain intact solely with respect to the preparation, filing, review, and resolution of applications for Professional Fee Claims.

71. Binding Effect. Upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Wind-Down Debtors, the Plan Administrator, and any and all Holders of Claims or Interests (irrespective of whether such Holders of Claims or Interests have, or are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims against and Interests in the Debtors shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

72. Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in these Chapter 11 Cases and all documents and agreements executed by the Debtors as authorized and directed thereunder as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors or the Wind-Down Debtors, as applicable, and their respective successors and assigns.

73. Corporate Action. Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including, (i) implementation of the Wind-Down; (ii) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (iii) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (iv) consummation of the Sale Transaction pursuant to the Sale Order, Asset Purchase Agreement and related documents; (v) formation of the Wind-Down Debtors and selection of the Plan Administrator; and (vi) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Wind-Down contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan or deemed necessary or desirable by the Debtors before, on, or after the Effective Date involving the corporate structure of the Debtors or the Wind-Down Debtors, and any corporate action required by the Debtors or the Wind-Down Debtors in connection with the Plan or corporate structure of the Debtors or Wind-Down Debtors shall be deemed to have occurred and shall be in effect on the Effective Date, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Plan

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Administrator. Before, on, or after the Effective Date, the appropriate officers of the Debtors or the Plan Administrator, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Wind-Down Debtors, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by Article IV.J of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

74. Vesting of Assets. Except as otherwise provided in the Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated herein, or entered into in connection with or pursuant to, the Plan, or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Wind-Down Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances.

75. Plan Administrator. On the Effective Date, the persons acting as managers, directors, and officers of the Debtors shall be deemed to have resigned, solely in their capacities as such, and their authority, power, and incumbency in such roles shall be deemed to have terminated, and the Plan Administrator shall be appointed as the sole manager, sole director, and sole officer of the Wind-Down Debtors and shall succeed to the powers of the Debtors’ managers, directors, and officers. The Plan Administrator shall definitively act for the Wind-Down Debtors in the same fiduciary capacity as applicable to a board of managers, directors, and officers, subject to the provisions hereof (and all certificates of formation, membership agreements, and related

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

documents are deemed amended by the Plan to permit and authorize the same) and shall retain and have all the rights, powers, privileges, and duties necessary to carry out his or her responsibilities under the Plan in accordance with the Wind Down and as otherwise provided in this Confirmation Order. Subject in all respects to Articles IV.G and VIII of the Plan and to the extent not otherwise expressly waived, relinquished, exculpated, released, compromised, settled, or acquired by the Purchaser in accordance with the Asset Purchase Agreement, the Plan Administrator may prosecute all Causes of Action retained by the Wind-Down Debtors after the Effective Date on behalf of the Wind-Down Debtors, elect not to pursue any such Causes of Action, and determine whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Causes of Action, as the Plan Administrator may determine is in the best interests of the Wind-Down Debtors and the Estates consistent with the terms of the Plan Administrator Agreement.

76. The Plan Administrator owes fiduciary duties of care and loyalty to all Holders of Claims. As set forth in the Plan Administrator Agreement, (i) the Committee Wind-Down Consultation Party shall be consulted on all matters related to the investigation, settlement, prosecution, or abandonment of any non-released Claims or Causes of Action (including for the avoidance of doubt all Retained Causes of Action), and (ii) the consultation and consent rights of the Required Consenting Stakeholders shall terminate once Class 3 Allowed Claims are paid in full (including all interest, fees, expenses and other amounts) in Cash and upon such termination, the consent and consultation rights previously held by the Required Consenting Stakeholders will transfer to the Committee Wind-Down Consultation Party. As further set forth in the Plan

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Administrator Agreement, the Plan Administrator shall adhere to certain reporting requirements to keep stakeholders reasonably informed of progress made in the Wind Down, including winding down the Estates, liquidating Claims, making distributions, and the disposition of Retained Causes of Action. As further set forth in the Plan Administrator Agreement, the Plan Administrator shall have access to the Debtors’ books and records that have vested with the Wind-Down Debtors (including any privileged materials).

77. Effectiveness of All Actions. All actions required to implement the Plan, including all actions in connection with the Wind-Down Transactions are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Bankruptcy Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Wind-Down Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders.

78. Cancellation of Notes, Instruments, Certificates, and Other Documents. On the Effective Date, except for the purpose of evidencing a right to a distribution under the Plan or to the extent otherwise provided in the Plan, including in Article V.A of the Plan, all notes, agreements, instruments, certificates, and other documents evidencing Claims or Interests, including the 2028 Senior Secured Notes Indenture, the Convertible Notes Documents, and all other credit agreements and indentures, without any need for further action or approval of the Bankruptcy Court or for a Holder to take further action, shall automatically be deemed discharged, cancelled, and of no further force and effect, and the obligations of the Debtors, any non-Debtor

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Affiliate, thereunder or in any way related thereto, including any Liens and/or Claims in connection therewith, shall be deemed satisfied in full, cancelled, discharged, released, and of no force or effect, and the Trustees have discharged their duties and responsibilities under the 2028 Senior Secured Notes Indenture and the Convertible Notes Documents diligently and in good faith and have acted with the same degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs, and such Trustees shall be released from all duties and obligations thereunder; provided, however, that provisions of the 2028 Senior Secured Notes Indenture, other 2028 Senior Secured Notes Documents and the Convertible Notes Documents that survive the termination of the respective Indenture pursuant to its terms, including indemnification and charging lien rights of the Trustees, shall continue in full force and effect; provided further, however, that the rights to pursue any and all Claims and Causes of Action of Holders of the Convertible Notes (including both Holders of Convertible Notes Claims and Holders who elect to treat their Convertible Notes Claims as Convenience Class Claims) who opt out of the releases contained in Article VIII.D of the Plan shall be preserved and not impacted by termination of the Convertible Notes Indentures or cancellation, discharge and release of the Convertible Notes, subject in all respects to the gatekeeper provision contained in Article VIII.D of the Plan. Holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

79. Distributions. The procedures governing distributions contained in Article VI of the Plan shall be, and hereby are, approved in their entirety. Except as otherwise set forth in the Plan or this Confirmation Order, the Plan Administrator, Disbursing Agent and the Trustees shall (as applicable) make all distributions required under the Plan and the timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan, Plan Administrator Agreement and this Confirmation Order, as applicable. The Debtors shall fund distributions under the Plan with: (i) the proceeds from the Sale Transaction, (ii) the Debtors’ Cash on hand, and (iii) any remaining Distributable Value that the Wind-Down Debtors may realize, including the proceeds of any Causes of Action retained by the Wind-Down Debtors and any Distributable Value on account of the Debtors’ contingent accounts receivable. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. In effectuating distributions in connection with the 2028 Senior Secured Notes and the Convertible Notes Documents according to, consistent with and subject to the terms of the respective Indentures, the Plan and this Confirmation Order, the Trustees are authorized and directed to make all distributions pursuant to the Plan and this Confirmation Order and shall exercise their duties diligently, fully and in good faith. The Trustees shall not incur any liability whatsoever on account of any distributions under the Plan, except for fraud, gross negligence, or willful misconduct.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

80. Claims Register. Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Wind-Down Debtors without having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

81. Preservation of Rights of Action. Except as otherwise provided in the Plan or in the Sale Order, in accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article VIII, the Wind-Down Debtors and the Plan Administrator (following transfer of such Causes of Action to the Plan Administrator), shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the rights of the Wind-Down Debtors or the Plan Administrator to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action (i) acquired by the Purchaser in accordance with the Asset Purchase Agreement, as applicable, or (ii) released or exculpated (including, without limitation, by the Debtors) pursuant to the releases and exculpations contained in the Plan, including in Article VIII thereof, which shall be deemed released and waived by the Debtors and the Wind-Down Debtors, as applicable, as of the Effective Date.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

82. No Entity may rely on the absence of a specific reference in the Schedules of Assets and Liabilities or Statement of Financial Affairs, the Plan, the Plan Supplement, the Disclosure Statement, or the Schedule of Retained Causes of Action to any Cause of Action against it as any indication that the Debtors, the Wind-Down Debtors, or the Plan Administrator, as applicable, will not pursue any and all available Causes of Action against it. The Debtors, the Wind-Down Debtors, and the Plan Administrator, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as may be assigned or transferred to the Purchaser in accordance with the Asset Purchase Agreement or as otherwise expressly provided in the Plan, including Article VIII of the Plan. Unless any Causes of Action against a Person or Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Wind-Down Debtors, or the Plan Administrator, as applicable, expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

83. Subordination. Pursuant to section 510 of the Bankruptcy Code, the Wind-Down Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

84. Release of Liens. Except as otherwise provided in the Plan, this Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim or any related claim that may be asserted against a non-Debtor Affiliate, in satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

against any property of the Estates or any non-Debtor Affiliate shall be fully released, settled, and compromised, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors shall automatically revert to the Applicable Debtor or Wind-Down Debtor, as applicable, and their successors and assigns, in each case without any further approval or order of the Bankruptcy Court and without any action of Filing being required to be made by the Debtors or the Wind-Down Debtors. Any Holder of such Secured Claim or claim against a non-Debtor Affiliate (and the applicable agents or trustees for such Holder) shall be authorized and directed, to release any collateral or other property of any Debtor or non-Debtor Affiliate (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents or trustees for such Holder) and to take such actions as may be reasonably requested by the Wind-Down Debtors or the Plan Administrator, at the expense of the Wind-Down Debtors or the Plan Administrator, as applicable, to evidence the release of such Lien, including the execution, delivery, and filing or recording of documents evidencing such releases. The presentation or filing of this Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

85. Operations After Effective Date. On and after the Effective Date, except as otherwise provided in the Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated herein, and subject to the Plan Administrator Agreement each Wind-Down Debtor may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

86. Assumption and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided in the Plan, each Executory Contract or Unexpired Lease not previously assumed, assumed and assigned, or rejected shall be deemed automatically rejected by the applicable Wind-Down Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (a) is identified on the Schedule of Assumed Executory Contracts and Unexpired Leases; (b) has been previously assumed or rejected by the Debtors pursuant to a Bankruptcy Court order; (c) is the subject of a Filed motion to assume, assume and assign, or reject such Executory Contract or Unexpired Lease (or of a Filed objection with respect to the proposed assumption and assignment of such contract) that is pending on the Effective Date; (d) is a contract, release, or other agreement or document entered into in connection with the Plan; (e) is the Asset Purchase Agreement; (f) is to be assumed by the Debtors and assigned to the Purchaser in connection with the Sale Transaction and pursuant to the Asset Purchase Agreement; or (g) is an Insurance Policy.

87. Entry of this Confirmation Order by the Bankruptcy Court shall constitute approval of all assumptions, assumptions and assignments, and rejections, including the assumption of the Executory Contracts or Unexpired Leases as provided for in the Plan, the Plan Supplement, and the Confirmation Order, pursuant to sections 365(a) and 1123 of the Bankruptcy Code; provided that neither the Plan nor the Confirmation Order is intended to or shall be construed as limiting the Debtors’ authority under the Sale Order to assume and assign Executory Contracts and Unexpired Leases to Purchaser pursuant to the Asset Purchase Agreement. Except as otherwise provided in this Confirmation Order, any and all objections or reservations of rights in connection with the rejection of an Executory Contract or Unexpired Lease under the Plan, if any, are overruled on their merits.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

88. Article V.D of the Plan provides that, unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, any objection (an “Executory Contract Objection”) filed by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or assumption and assignment, including pursuant to the Plan, or related Cure amount must be Filed, served, and actually received by counsel to the Debtors and the U.S. Trustee by the applicable Assumption or Rejection Objection Deadline, or any other deadline that may be set by the Court. The Debtors’ determinations regarding the assumption and rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims, and other parties in interest in these Chapter 11 Cases.

89. Waiver or Estoppel. Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the TSA, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

90. Insurance Policies. Notwithstanding anything to the contrary in the Plan, the Confirmation Order, any other Definitive Document, any notice of any Cure amounts or Cure Claim, the Sale Order, any bar date order or bar date notice, any claim objection, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases): (a) on the Effective Date, the Wind-Down Debtors shall be deemed to have assumed all Insurance Policies, unaltered and in their entireties, pursuant to sections 105 and 365 of the Bankruptcy Code and, after the foregoing assumption of the Insurance Policies, all of the Insurance Policies shall vest, unaltered and in their entireties, in the Plan Administrator; (b) on and after the Effective Date, the Plan Administrator, on behalf of the Wind-Down Debtors, shall become and remain liable in full for all of its, the Debtors, and the Wind-Down Debtors’ obligations under the Insurance Policies regardless of whether such obligations arise before, on, or after the Effective Date, without the need or requirement for any Insurers to file or serve any notice of recoupment or a request, application, claim, Proof of Claim or motion for payment or allowance of any Administrative Claim or any objection to a proposed Cure amount and without any Insurers being subject to any bar date, Administrative Claims Bar Date, or similar deadline governing Cure amounts or other Claims; (c) nothing (i) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any Insurance Policies or (ii) alters or modifies the obligation, if any, of the Insurers to pay claims covered by Insurance Policies and their right to seek payment or reimbursement from the Debtors (or, after the Effective Date, the

(Page | 48 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Plan Administrator) or draw on any collateral or security therefor; (d) nothing shall permit or otherwise effectuate a sale, assignment or other transfer of any Insurance Policy and/or any rights, benefits, claims, proceeds, rights to payment, or recoveries under and/or relating to any Insurance Policy without the prior express written consent of the applicable Insurer; and (e) the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (II) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (III) the Insurers to cancel any Insurance Policies and take other actions relating to the Insurance Policies (including effectuating a setoff and/or asserting any recoupment or subrogation rights or claims).

91. Authorization to Consummate. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to consummation as set forth in Article IX of the Plan.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

92. Professional Compensation. All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Wind-Down Debtors shall establish the Professional Fee Escrow Account in trust for the Professionals and fund such account with Cash equal to the Professional Fee Amount on the Effective Date. The Wind-Down Debtors or the Plan Administrator, as applicable, shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from funds held in the Professional Fee Escrow Account. When all such Allowed amounts owing to Professionals have been paid in full, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to the Wind-Down Debtors and constitute Cash consideration to be distributed in accordance with the Wind-Down Budget or otherwise under the Plan without any further notice to or action, order, or approval of the Bankruptcy Court.

93. Professionals shall reasonably estimate their unpaid Professional Fee Claims and other reasonable unpaid fees and expenses incurred in rendering services before and as of the Effective Date and shall deliver such estimates to the Debtors no later than three (3) Business Days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or the Wind-Down Debtors, as applicable, may estimate the unpaid and unbilled fees and expenses of such Professional.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

94. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Wind-Down Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327–331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors, the Wind-Down Debtors, and/or the Plan Administrator, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

95. Restructuring Expenses. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms set forth in the Plan and this Confirmation Order, without any requirement to File a fee application with the Bankruptcy Court, without the need for itemized time detail, and without any requirement for Bankruptcy Court or any other review or approval. After the Effective Date the Plan Administrator is authorized and directed to pay any Restructuring Expenses without any requirement for review or approval by the Bankruptcy Court or any other party in interest. To the extent any person entitled to reimbursement of Restructuring Expenses is holding a retainer, such person shall be entitled to continue to hold such retainer until payment in full in Cash by the Wind-Down Debtors of such person’s

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Restructuring Expenses; provided that such retainer shall be applied to pay for such Restructuring Expenses unless such person elects, in its sole discretion, to keep a portion of such retainer solely to the extent needed to cover Restructuring Expenses in excess of any estimates provided in accordance with this paragraph and any reasonably expected Restructuring Expenses incurred after the Effective Date, and following the payment of Restructuring Expenses, on reasonable request of the Debtors or the Wind-Down Debtors, the professionals shall return the remainder of the retainer to the Debtors or the Wind-Down Debtors.

96. Return of Deposits. All utilities, including, but not limited to, any Person or Entity that received a deposit or other form of adequate assurance of performance under section 366 of the Bankruptcy Code during these Chapter 11 Cases, must return such deposit or other form of adequate assurance of performance to the Wind-Down Debtors promptly following the occurrence of the Effective Date, if not returned or applied earlier.

97. Release, Exculpation, and Injunction Provisions. The release, exculpation, and injunction provisions set forth in the Plan are approved and authorized, and such provisions are effective and binding on all Persons and Entities to the extent provided therein except as otherwise provided in this Confirmation Order.

98. Releases by the Debtors. Except as otherwise specifically provided in the Plan or this Confirmation Order, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, as of the Effective Date, each Released Party is deemed, hereby conclusively, absolutely, unconditionally, irrevocably and forever released and discharged by the Debtors, the Wind-Down Debtors, and their Estates, in each case on behalf of themselves and their

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of, the foregoing Entities, from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims asserted or assertable on behalf of the Debtors, the Wind-Down Debtors, or their Estates (as applicable), whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Wind-Down Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, or that any Holder of any Claim against or Interest in a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof or otherwise), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among the Debtors or between the Debtors and their non-Debtor Affiliates, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or filing of the TSA, the Disclosure Statement, the Plan, the Sale Transaction, the Asset Purchase Agreement, the Definitive Documents, or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the TSA, the Disclosure Statement, the Sale Transaction, the Asset Purchase Agreement, the Definitive Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event,

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any post-Effective Date obligations of any party or Entity under the Plan, any transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (ii) any Causes of Action specifically retained by the Debtors pursuant to a schedule of retained Causes of Action to be attached as an exhibit to the Plan Supplement, or (iii) any Causes of Action against former directors, officers, employees, and professionals of the Debtors.

99. Entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to the Bankruptcy Code and Bankruptcy Rules, of Article VIII.C of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan and, further, shall constitute the Bankruptcy Court’s finding that the Debtor Release contained therein is: (i) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Wind-Down Transactions and implementing the Plan; (ii) a good faith settlement and compromise of the Claims released by the Debtor Release; (iii) in the best interests of the Debtors and all Holders of Claims and Interests; (iv) fair, equitable, and reasonable; (v) given and made after due notice and opportunity for hearing; (vi) a sound exercise of the Debtors’ business judgment; and (vii) a bar to any of the Debtors or Wind-Down Debtors or their respective Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

100. Releases by Holders of Claims and Interests. Except as otherwise specifically provided in the Plan or this Confirmation Order, as of the Effective Date, each Releasing Party, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, is deemed to have, hereby conclusively, absolutely, unconditionally, irrevocably and forever released and discharged each Debtor, Wind-Down Debtor, and Released Party from any and all Claims and Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of the Debtors, the Wind-Down Debtors, or their Estates (as applicable), that such Entity would have been legally entitled to assert in its own right (whether individually or collectively or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof or otherwise), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among the Debtors or between the Debtors and their non-Debtor Affiliates, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or filing of the TSA, the Disclosure Statement, the Plan, the Sale Transaction, the Asset Purchase Agreement, the Definitive Documents, or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the TSA, the Disclosure Statement, the Sale Transaction, the Definitive Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any post-Effective Date obligations of any party or Entity under the Plan, any transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or (ii) any Causes of Action specifically retained by the Debtors pursuant to the Schedule of Retained Causes of Action attached as an exhibit to the Plan Supplement.

101. Entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to the Bankruptcy Code and Bankruptcy Rules, of Article VIII.D of the Plan, which includes by reference each of the related provisions and definitions in the Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (i) consensual; (ii) essential to the confirmation of the Plan; (iii) given in exchange for good and valuable consideration provided by the Released Parties; (iv) a good faith settlement and compromise of the Claims released by the Third-Party Release; (v) in the best interests of the Debtors and their Estates; (vi) fair, equitable, and reasonable; (vii) a sound exercise of the Debtors’ business judgment; (viii) given and made after due notice and opportunity for hearing; and (ix) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.

102. Without limiting the foregoing, from and after the Effective Date, any Entity that received a Ballot or Opt Out Form and is given the opportunity to opt out of the releases contained in Article VIII.D of the Plan and does not exercise such opt out is a Releasing Party and may not assert any Claim or other Cause of Action against any Released Party based on or relating to, or in

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

any manner arising from, in whole or in part, the Debtors. From and after the Effective Date, any Entity (i) that opted out of the releases contained in Article VIII.D of the Plan or (ii) was deemed to reject the Plan may not assert any Claim or other Cause of Action against any Released Party for which it is asserted or implied that such Claim or Cause of Action is not subject to the releases contained in Article VIII.C of the Plan without first obtaining a Final Order from the Bankruptcy Court (a) determining, after notice and a hearing, that such Claim or Cause of Action is not subject to the releases contained in Article VIII.C of the Plan, and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Released Party. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Claim or Cause of Action constitutes a direct or derivative claim, is colorable and, only to the extent legally permissible and as provided for in Article XI of the Plan, the Bankruptcy Court shall have jurisdiction to adjudicate the underlying Claim or Cause of Action; provided, however, that nothing in this paragraph requires, precludes, and/or prohibits an Insurer to or from administering, handling, defending, settling and/or paying claims covered by any Insurance Policies in accordance with and subject to the terms and conditions of such Insurance Policies and/or applicable non-bankruptcy law. For the avoidance of doubt, pursuant to the Gatekeeper Provision, the Bankruptcy Court shall determine whether a Claim or Cause of Action asserted against a Released Party is (a) a Claim or Cause of Action against the Debtors which is compromised under the Plan or (b) a direct or derivative claim with the latter being released under the Plan.

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INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

103. Exculpation. Except as otherwise expressly provided in the Plan or this Confirmation Order, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third-Party Release, no Exculpated Party shall have or incur, and each Exculpated Party is exculpated from any Cause of Action for any claim related to any act or omission arising on or after the Petition Date and through the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan, the Sale Transaction, the Definitive Documents, or any transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement, the Sale Transaction, the Definitive Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, bad faith, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

104. Continued Effect of Stays and Injunction. Pursuant to 11 U.S.C. § 362(c)(1), the automatic stay of an act against property of the Debtors’ estates will continue until such property is no longer property of the Debtors’ estates, and pursuant to 11 U.S.C. §362(c)(2), the stay of any other act described in 11 U.S.C. § 362(a) continues until the earlier of the closure or dismissal of these Chapter 11 Cases. In addition, as of the Effective Date and subject to the occurrence of the Effective Date, except as otherwise specifically provided in the Plan or this Confirmation Order, all Persons and Entities who have held, hold, or may hold Claims or Interests that are fully satisfied pursuant to the Plan or any Claim or Interest that is subject to the releases and exculpations set forth in the Plan shall be precluded and permanently enjoined on and after the Effective Date from enforcing, pursuing, or seeking any setoff or relief with respect to such Claims or Interests, except for the receipt of the payments or Distributions that are contemplated by the Plan.

105. For the avoidance of doubt, the foregoing relief may include (but is not limited to):

(a)	commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests;

(b)

enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests;

(c)

creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests;

(d)

asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

(e)

commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, compromised, or settled pursuant to the Plan.

106. For the avoidance of doubt, Article VIII.F of the Plan shall not constitute a discharge under section 1141(d) of the Bankruptcy Code.

107. No Discharge. For the avoidance of doubt, the Debtors are not entitled to a discharge under section 1141(d).

108. Disputed and Contingent Claims Reserve. On or after the Effective Date, the Debtors or the Plan Administrator, as applicable, with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Stakeholders and in consultation with the Committee Wind-Down Consultation Party, may establish the Disputed Claims Reserve for Claims that are contingent or have not yet been Allowed, in an amount or amounts as reasonably determined by the applicable Debtors or the Plan Administrator, as applicable, consistent with the Proof of Claim Filed by the applicable Holder of such Disputed Claim and the treatment of such asserted Claim under the Plan. Following the final resolution of all Disputed Claims, any residual amounts in the Disputed Claims Reserve shall constitute Residual Cash and be immediately distributable to Holders of Allowed Class 3 2028 Senior Secured Notes Claims until the Allowed Class 3 2028 Senior Secured Notes Claims are paid in full in Cash and thereafter otherwise pursuant to the Plan.

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

109. GUC Distribution Reserve. On the Effective Date, the Debtors shall establish the GUC Distribution Reserve with an amount no less than $17.2 million minus the amount of Cash paid or estimated to be paid on account of any Convenience Class Claim on the Effective Date (or any other such applicable deadline by which a Holder can elect to have its Subsidiary Unsecured Claim treated as a Convenience Class Claim). Subject to the terms of the Plan (including Article XII.D of the Plan), the GUC Distribution Reserve shall be distributed pro rata to Holders of Allowed Class 5 Subsidiary Unsecured Claims, Allowed Class 6 Parent Unsecured Claims, and Class 11 Contingent Subsidiary Unsecured Claims. For the avoidance of doubt, GUC Distribution Reserve is subject to reduction by any and all fees, costs, and expenses incurred after the Effective Date by the Committee, its members, advisors, or representatives, or the Committee Wind-Down Consultation Party, including all fees, costs, and expenses incurred pursuant to Article XII.D of the Plan.

110. Supplemental Ballot and Supplemental Convenience Class Claim Election. Within three (3) Business Days of entry of this Confirmation Order, the Debtors’ Claims and Noticing Agent shall serve all Holders of Claims who elected Class 4 treatment and all Holders of Claims in Class 5 with the Supplemental Ballot that includes an option for all Holders of Claims who elected Class 4 treatment and all Holders of Claims in Class 5 to complete the Supplemental Opt Out and the Supplemental Convenience Class Claim Election. The deadline to complete and return the Supplemental Ballot shall be twenty-eight (28) days from the date that the Supplemental Ballot was served by the Debtors’ Claims and Noticing Agent. The procedures for opting out of the Third-Party Release pursuant to the Supplemental Opt Out and solicitation of elections for making the Supplemental Convenience Class Claim Election pursuant to the Supplemental Ballot is deemed good and sufficient notice to bind the applicable parties to the Third-Party Release and Convenience Class Claim treatment and are approved in all respects. If any Holder of Claims in

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Class 4 or Class 5 makes a Supplemental Opt Out election and timely returns its Supplemental Ballot to the Debtors’ Claims and Noticing Agent within twenty-eight (28) days of service, such Supplemental Ballot and the Supplemental Opt Out contained therein shall control over such Holder’s previously submitted Ballots.

111. Special Provisions Regarding the Securities and Exchange Commission. Notwithstanding any language to the contrary in the Disclosure Statement, the Plan and/or this Confirmation Order, no provision shall (i) preclude the United States Securities and Exchange Commission (“SEC”) from enforcing its police or regulatory powers; or, (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, Causes of Action, proceeding or investigations against any non-Debtor person or non-Debtor Entity in any forum.

112. Special Provisions Regarding MassMutual Asset Finance LLC. Notwithstanding anything to the contrary in the Sale Order, the Disclosure Statement, the Plan, or any other document entered in these Chapter 11 Cases, on the Effective Date, the Debtors shall pay MassMutual Asset Finance LLC (“MMAF”) in Cash from the MMAF Escrow or otherwise, via wire transfer as MMAF instructs, (i) the principal amount of $1,191,111.01, less amounts received by MMAF from the Debtors postpetition, plus (ii) pursuant to section 506(b) of the Bankruptcy Code, default interest at the rate of ten (10%) percent per annum on the principal amount outstanding from and after the Petition Date through the date of payment, plus late charges as provided in the Master Lease Agreement and related documents, and all other obligations, amounts, and expenses, including MMAF’s reasonable attorneys’ fees and costs, owed under the Master Lease Agreement; provided that the total payment to MMAF pursuant to clauses (i) and

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

(ii) above shall not exceed $1.7 million. MMAF shall deliver to the Debtors a statement of the amount owed with wire transfer information no later than three Business Days before the anticipated Effective Date. Upon entry of this Confirmation Order, the Debtors shall provide written notice to MMAF of the anticipated Effective Date; provided that the anticipated Effective Date shall remain subject to the conditions precedent to the Effective Date set forth in the Plan.

113. Special Provisions Regarding Natera, Inc. Notwithstanding anything to the contrary herein or in the Plan, after the Effective Date, Natera, Inc. (“Natera”) and the Debtors’ (or the Wind-Down Debtors,’ as applicable) rights are reserved to resolve the dispute related to Natera’s potential obligation to make the Milestone Payment (as defined in section 2.9 of that certain Asset Purchase Agreement between Natera and Invitae Corporation, dated as of January 17, 2024 (the “Natera APA”)) pursuant to the Natera APA (such dispute, the “Milestone Payment Dispute” and Natera’s obligation, the “Milestone Payment Obligation”). Notwithstanding anything to the contrary herein or in the Plan, any applicable statute of limitations governing claims arising from or related to the Milestone Payment Dispute is hereby tolled from July 2, 2024 through 11:59 p.m. ET on the 10th business day following the Effective Date.

114. The right of Natera to pursue, and the right of the Debtors or the Wind-Down Debtors, as applicable, to contest, (a) a declaratory action in a court of competent jurisdiction as specified in section 7.9 of the Natera APA to resolve the Milestone Payment Dispute; and (b) setoff of (i) Natera’s claim against the Debtors arising from Natera’s potential entitlement to pre- and post-judgment interest in the case Natera, Inc. v. ArcherDX, Inc., et al., USDC—D. Del. Case No. 1:20-cv-00125-GBW (the “Patent Suit”), subject to any applicable final order, e.g., entered by the

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Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

United States Court of Appeals for the Federal Circuit in Natera, Inc. v. ArcherDX, Inc., Fed. Cir. Case No. 24-01287 (the “Patent Appeal”) and the United States District Court for the District of Delaware in the Patent Suit, against (ii) Natera’s Milestone Payment Obligation, subject to the resolution of the Milestone Payment Dispute, are preserved. Nothing herein or in the Plan shall affect the rights of Natera, the Debtors, or the Wind-Down Debtors, as applicable, to pursue or contest the Patent Suit or the Patent Appeal.

115. To the extent Natera’s Motion for Relief from Stay to Effectuate a Setoff Pursuant to Section 362 and 553 of the Bankruptcy Code [Docket No. 670] and Motion for Relief from Stay, Pursuant to Section 362 of the Bankruptcy Code, to Initiate Delaware State Law Proceeding [Docket No. 711] have not been withdrawn or otherwise resolved as of the date hereof, these two motions are hereby denied without prejudice.

116. Special Provisions Regarding the Ciitizen Stock. Notwithstanding anything to the contrary in the Plan, including Article VI.H thereof, the 318,268 shares of non-publicly traded Series A Preferred Stock in Ciitizen Health, Inc. held by Invitae Corporation (the “Ciitizen Stock”) shall not be cancelled and shall vest in the Wind-Down Debtors.

117. Special Provisions Regarding HSBC Bank USA, National Association. HSBC Bank USA, National Association (“HSBC”) issued that certain Irrevocable Standby Letter of Credit No. SDCMTN577535 in the amount of AUD $142,725.00 (“Letter of Credit”) pursuant to the terms of that certain Line Letter Agreement between HSBC and Debtor, Invitae Corporation (“Invitae”), dated July 28, 2020 (the “HSBC Agreement”), which remains undrawn and outstanding, and cash collateralized by HSBC deposit account ending in 3591 in the amount of

(Page | 64 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

USD $125,702.65 as of June 28, 2024 (“HSBC Account”) pursuant to the terms of that certain Pledge Agreement by Invitae in favor of HSBC dated as of July 28, 2020 (“Pledge”). Notwithstanding anything to the contrary contained in this Confirmation Order, the Plan, or any other order entered in the above captioned case, on consent of the Debtors, Wind-Down Debtors, and Required Consenting Stakeholders, HSBC has a contingent Class 1 Allowed Other Secured Claim and shall retain its security interest in and lien upon the HSBC Account and amounts contained therein and shall be permitted to setoff and reimburse itself from the HSBC Account any amount it is required to disburse on account of permissible draws under the Letter of Credit plus attorney fees pursuant to the HSBC Agreement; provided, however, that Invitae reserves the right (which may only be assigned to the Wind-Down Debtors) to contest the validity of what constitutes a permissible draw prior to the deemed allowance of such contingent Other Secured Claim. To the extent any amount remains in the HSBC Account after surrender or expiry of the Letter of Credit, such amount shall be turned over to the Wind-Down Debtors.3

118. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, any applicable withholding or reporting agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, any applicable withholding or reporting agent shall be authorized to take all actions necessary or appropriate to comply with such

[3]	For the avoidance of doubt, capitalized terms not expressly defined in this paragraph have the meaning ascribed to them in the Plan.

(Page | 65 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and Plan Administrator, as applicable, reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

119. Exemption from Certain Taxes and Fees. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Wind-Down Debtor or to or from any other Person) of property under the Plan or pursuant to: (i) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Wind-Down Debtors, as applicable; (ii) the Wind-Down Transactions; (iii) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iv) the making, assignment, or recording of any lease or sublease; or (v) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or

(Page | 66 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

other similar tax, fee, or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax, fee, or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146 of the Bankruptcy Code, shall forego the collection of any such tax, fee, or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment.

120. Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Plan, including the Wind-Down Transactions, and this Confirmation Order.

121. Notice of Subsequent Pleadings. Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in these Chapter 11 Cases after the Effective Date will be limited to the following parties: (a) the Wind-Down Debtors and its counsel; (b) the U.S. Trustee; (c) any party known to be directly affected by the relief sought by such pleadings; and (d) any party that has previously requested notice or who files a request for notice under Bankruptcy Rule 2002 after the Effective Date. The Claims and Noticing Agent shall not be required to file updated service lists.

(Page | 67 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

122. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan; any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); and corporate governance matters; provided that corporate governance matters relating to the Debtors or the Wind-Down Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Wind-Down Debtors, as applicable.

123. Protection Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Wind-Down Debtors, or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against the Wind-Down Debtors, or another Entity with whom the Wind-Down Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

(Page | 68 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

124. Notices of Confirmation and Effective Date. The Debtors or the Wind-Down Debtors, as applicable, shall serve notice of entry of this Confirmation Order, of the occurrence of the Effective Date, and of applicable deadlines (the “Notice of Confirmation”) in accordance with Bankruptcy Rules 2002 and 3020(c) on all parties served with the Confirmation Hearing Notice seven days after the Effective Date; provided that no notice of any kind shall be required to be made upon any Entity to whom the Debtors served notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address.

125. As soon as reasonably practicable after the Effective Date, the Wind-Down Debtors shall cause the Notice of Confirmation, modified for publication, to be published on one occasion in The New York Times (national edition). Mailing and publication of the Notice of Confirmation in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary.

126. Dissolution of Statutory Committees. On the Effective Date, the Committee and any other statutory committee appointed in these Chapter 11 Cases shall dissolve, and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases provided, however, that the Committee shall remain in existence for the limited purposes of (a) pursuing, supporting, or otherwise participating in, any outstanding appeals in the Chapter 11 Cases; and (b) filing, objecting, or otherwise participating in the process with respect to any

(Page | 69 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

final fee applications with respect to the Professional Fee Claims. After the Effective Date, the Wind-Down Debtors and the estates shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees and any fees and expenses incurred after the Effective Date by the Committee, its members, advisors, or representatives, including the Committee Wind-Down Consultation Party, shall be paid out of the GUC Distribution Reserve.

127. Effect of Non-Occurrence of Conditions to Confirmation or Effective Date. If the Effective Date does not occur, the Plan shall be null and void in all respects, and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest, the Purchaser, a designee, or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, the Purchaser, a designee, or any other Entity in any respect; provided that all provisions of the TSA and the Asset Purchase Agreement that survive termination thereof shall remain in effect in accordance with the respective terms thereof.

128. Substantial Consummation. On the Effective Date, the Plan shall be deemed to have been substantially consummated or shall be anticipated to be substantially consummated concurrent with the occurrence of the Effective Date.

129. Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

(Page | 70 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

130. Effect of Conflict. This Confirmation Order supersedes any Bankruptcy Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall govern and control.

131. Quarterly Fees. All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code (“Quarterly Fees”) prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Debtors, the Wind-Down Debtors, and any entity making disbursements on behalf of any Debtor or any Wind-Down Debtor, or making disbursements on account of an obligation of any Debtor or any Wind-Down Debtor (each a “Disbursing Entity”), shall be jointly and severally liable to pay Quarterly Fees when due and payable. The Debtors shall file with the Bankruptcy Court all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Debtors, the Wind-Down Debtors and any entity making disbursements on behalf of any Debtor or any Wind-Down Debtor, or making disbursements on account of an obligation of any Debtor or any Wind-Down Debtor, shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each and every one of the Debtors, the Wind-Down Debtors and Disbursing Entities shall remain obligated to pay Quarterly Fees to the Office of the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Claim in the case and shall not be treated as providing any release under the Plan.

(Page | 71 )
Debtors: Case No. Caption of Order:

INVITAE CORPORATION, et al.

24-11362 (MBK)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE THIRD AMENDED JOINT PLAN OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

132. Final, Appealable Order. This Confirmation Order is a final judgment, order, or decree for purposes of 28 U.S.C. § 158(a), and the period in which an appeal must be filed shall commence upon the entry hereof.

133. Retention of Jurisdiction. The Bankruptcy Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan and otherwise permitted by applicable law, retain jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including (i) the matters set forth in Article XI of the Plan and (ii) matters arising under and subject to the Gatekeeper Provision.

134. Waiver of 14-Day Stay. Notwithstanding Bankruptcy Rule 3020(e), and to the extent applicable, Bankruptcy Rules 6004(h), 7062, and 9014, this Confirmation Order is effective immediately and not subject to any stay.

135. Nonseverability of Plan Provisions Upon Confirmation. Each term and provision of the Plan, as it may have been amended by the Confirmation Order, is (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan, and (iii) nonseverable and mutually dependent.

Exhibit A

Third Amended Plan

Exhibit A

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

Joshua A. Sussberg, P.C. (admitted pro hac vice)

Nicole L. Greenblatt, P.C. (admitted pro hac vice)

Francis Petrie (admitted pro hac vice)

Jeffrey Goldfine (admitted pro hac vice)

601 Lexington Avenue

New York, New York 10022

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

joshua.sussberg@kirkland.com

nicole.greenblatt@kirkland.com

francis.petrie@kirkland.com

jeffrey.goldfine@kirkland.com

-and-

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

Spencer A. Winters, P.C. (admitted pro hac vice)

William E. Arnault, P.C. (admitted pro hac vice)

333 West Wolf Point Plaza

Chicago, Illinois 60654

Telephone: (312) 862-2000

Facsimile: (312) 862-2200

spencer.winters@kirkland.com

william.arnault@kirkland.com

COLE SCHOTZ P.C.

Michael D. Sirota, Esq.

Warren A. Usatine, Esq.

Felice R. Yudkin, Esq.

Daniel J. Harris, Esq.

Court Plaza North, 25 Main Street

Hackensack, New Jersey 07601

Telephone: (201) 489-3000

msirota@coleschotz.com

wusatine@coleschotz.com

fyudkin@coleschotz.com

dharris@coleschotz.com

Co-Counsel to the Debtors and Debtors in Possession	Co-Counsel to the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEW JERSEY

In re: INVITAE CORPORATION, et al., Debtors.[1]	Chapter 11 Case No. 24-11362 (MBK) (Jointly Administered)

THIRD AMENDED JOINT PLAN

OF INVITAE CORPORATION AND ITS DEBTOR AFFILIATES

PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

[1]

The last four digits of Debtor Invitae Corporation’s tax identification number are 1898. A complete list of the Debtors in these chapter 11 cases and each such Debtor’s tax identification number may be obtained on the website of the Debtors’ claims and noticing agent at https://www.veritaglobal.net/invitae. The Debtors’ service address in these chapter 11 cases is 1400 16th Street, San Francisco, California 94103.

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		1

A.	Defined Terms	1
B.	Rules of Interpretation	14
C.	Computation of Time	15
D.	Governing Law	15
E.	Reference to Monetary Figures	15
F.	Reference to the Debtors and the Wind-Down Debtors	15
G.	Controlling Document	15
H.	Nonconsolidated Plan	15
I.	Consultation, Notice, Information, and Consent Rights	15

ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES		16

A.	Administrative Claims	16
B.	Professional Fee Claims	16
C.	Priority Tax Claims	17
D.	Payment of Restructuring Expenses	17

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		18

A.	Classification of Claims and Interests	18
B.	Disclaimer Regarding the Solicitation and Tabulation of Votes Cast by Holders of Claims in Classes 4, 5, 6, and 11	19
C.	Treatment of Claims and Interests	19
D.	Special Provision Governing Unimpaired Claims	23
E.	Elimination of Vacant Classes	23
F.	Voting Classes, Presumed Acceptance by Non-Voting Classes	24
G.	Intercompany Interests	24
H.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	24
I.	Controversy Concerning Impairment	24
J.	Subordinated Claims	24

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		24

A.	General Settlement of Claims and Interests	24
B.	Wind-Down Transactions	25
C.	Sources of Consideration for Plan Distributions	25
D.	Wind-Down Debtors	25
E.	Plan Administrator	26
F.	Wind Down	28
G.	Preservation of Causes of Action	28
H.	Cancellation of Existing Agreements and Interests	29
I.	Section 1146 Exemption	30
J.	Corporate Action	30
K.	Dissolution of the Board of the Debtors	30
L.	Effectuating Documents; Further Transactions	31
M.	Vesting of Assets in the Wind-Down Debtors	31
N.	Director and Officer Liability Insurance	31

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		32

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	32
B.	Indemnification Obligations	33
C.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	33
D.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	33
E.	Insurance Policies	34

F.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases	35
G.	Reservation of Rights	35
H.	Nonoccurrence of Effective Date	35

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		36

A.	Timing and Calculation of Amounts to Be Distributed	36
B.	Disbursing Agent	36
C.	Rights and Powers of Disbursing Agent	36
D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	36
E.	Manner of Payment	38
F.	Compliance with Tax Requirements	38
G.	Allocations	38
H.	No Postpetition Interest on Claims	38
I.	Foreign Currency Exchange Rate	38
J.	Setoffs and Recoupment	39
K.	Claims Paid or Payable by Third Parties	39

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		40

A.	Disputed Claims Process	40
B.	Allowance of Claims	40
C.	Estimation of Claims	40
D.	Claims Administration Responsibilities	41
E.	Time to File Objections to Claims	41
F.	Adjustment to Claims or Interests without Objection	41
G.	Disputed and Contingent Claims Reserve and GUC Distribution Reserve	41
H.	Disallowance of Claims or Interests	41
I.	Amendments to Proofs of Claim or Interest	42
J.	Distributions Pending Allowance	42
K.	Distributions After Allowance	42

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		42

A.	Settlement, Compromise, and Release of Claims	42
B.	Release of Liens	43
C.	Releases by the Debtors	43
D.	Releases by Holders of Claims and Interests	44
E.	Exculpation	45
F.	Injunction	45
G.	Protections Against Discriminatory Treatment	46
H.	Document Retention	46
I.	Reimbursement or Contribution	46

ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		47

A.	Conditions Precedent to the Effective Date	47
B.	Waiver of Conditions	47
C.	Effect of Failure of Conditions	47
D.	Substantial Consummation	48

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		48

A.	Modification and Amendments	48
B.	Effect of Confirmation on Modifications	48
C.	Revocation or Withdrawal of Plan	48

ARTICLE XI. RETENTION OF JURISDICTION		48

ARTICLE XII. MISCELLANEOUS PROVISIONS		50

A.	Immediate Binding Effect	50
B.	Additional Documents	50
C.	Payment of Statutory Fees	51
D.	Statutory Committee and Cessation of Fee and Expense Payment	51
E.	MMAF Secured Claims	51
F.	Reservation of Rights	51
G.	Successors and Assigns	52
H.	Notices	52
I.	Term of Injunctions or Stays	52
J.	Entire Agreement	53
K.	Exhibits	53
L.	Nonseverability of Plan Provisions	53
M.	Votes Solicited in Good Faith	53
N.	Closing of Chapter 11 Cases	53
O.	Waiver or Estoppel	53
P.	Creditor Default	54
Q.	Removal or Abandonment of Third Parties’ Property	54

INTRODUCTION

Invitae Corporation and the above-captioned debtors and debtors in possession propose the Plan for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in Article I.A of the Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. Holders of Claims against or Interests in the Debtors may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations as well as a summary and description of the Plan, the Wind-Down Transactions, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS ENTITLED OR PERMITTED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, AND GOVERNING LAW

A. Defined Terms.

As used in the Plan, capitalized terms have the meanings set forth below.

1. “2024 Convertible Notes” means the notes outstanding under the 2024 Convertible Notes Indenture.

2. “2024 Convertible Notes Claim” means any General Unsecured Claim arising under the 2024 Convertible Documents.

3. “2024 Convertible Notes Documents” means the 2024 Convertible Notes Indenture, the 2024 Convertible Notes and all related agreements and documents, including, without limitation, any agreements executed by any of the Debtors or their Affiliates in connection with the 2024 Convertible Notes Indenture.

4. “2024 Convertible Notes Indenture” means that certain indenture, dated September 10, 2019, as amended, supplemented, or otherwise modified from time to time with the terms thereof by and among Invitae and its direct and indirect subsidiaries as issuer, the holders thereto, and the 2024 Convertible Notes Trustee.

5. “2024 Convertible Notes Trustee” means Wilmington Savings Fund Society, FSB, in its capacity as Trustee under the 2024 Convertible Notes Indenture.

6. “2024 Convertible Notes Trustee Fees” means all reasonable compensation, costs, advances, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution, including, without limitation, attorneys’ and agents’ fees, expenses, and disbursements, incurred by or owed to the 2024 Convertible Notes Trustee under the 2024 Convertible Notes Documents, whether before or after the Petition Date or the Effective Date.

7. “2028 Convertible Notes” means the notes outstanding under the 2028 Convertible Notes Indenture.

8. “2028 Convertible Notes Claim” means any General Unsecured Claim arising under the 2028 Convertible Documents.

9. “2028 Convertible Notes Documents” means the 2028 Convertible Notes Indenture, the 2028 Convertible Notes and all related agreements and documents, including, without limitation, any agreements executed by any of the Debtors or their Affiliates in connection with the 2028 Convertible Notes Indenture.

10. “2028 Convertible Notes Indenture” means that certain indenture, dated April 8, 2021, as amended, supplemented, or otherwise modified from time to time with the terms thereof by and among Invitae and its direct and indirect subsidiaries as issuer, the holders thereto, and the 2028 Convertible Notes Trustee.

11. “2028 Convertible Notes Trustee” means Wilmington Savings Fund Society, FSB, in its capacity as Trustee under the 2028 Convertible Notes Indenture.

12. “2028 Convertible Notes Trustee Fees” means all reasonable compensation, costs, advances, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution, including, without limitation, attorneys’ and agents’ fees, expenses, and disbursements, incurred by or owed to the 2028 Convertible Notes Trustee under the 2028 Convertible Notes Documents, whether before or after the Petition Date and the Effective Date.

13. “2028 Senior Secured Notes” means the notes outstanding under the 2028 Senior Secured Notes Indenture.

14. “2028 Senior Secured Notes Claim” means any Claim arising under the 2028 Senior Secured Notes.

15. “2028 Senior Secured Notes Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent under the 2028 Senior Secured Notes Indenture.

16. “2028 Senior Secured Notes Documents” means the 2028 Senior Secured Notes Indenture, the 2028 Senior Secured Notes and all related agreements and documents, including, without limitation, any agreements executed by any of the Debtors or their Affiliates in connection with the 2028 Senior Secured Notes Indenture.

17. “2028 Senior Secured Notes Indenture” means that certain indenture, dated March 7, 2023, as amended, supplemented, or otherwise modified from time to time with the terms thereof by and among Invitae as issuer, the guarantors party thereto from time to time, the 2028 Senior Secured Notes Trustee, and the 2028 Senior Secured Notes Collateral Agent.

18. “2028 Senior Secured Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as Trustee under the 2028 Senior Secured Notes Indenture.

19. “Administrative Claim” means a Claim for costs and expenses of administration of the Estates under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims in the Chapter 11 Cases; (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911–1930; and (d) the Restructuring Expenses.

20. “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which: (a) with respect to Administrative Claims other than Professional Fee Claims, shall be thirty (30) days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be forty-five (45) days after the Effective Date.

21. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if the reference Entity were a debtor in a case under the Bankruptcy Code.

22. “Allowed” means, with respect to any Claim, except as otherwise provided herein: (a) a Claim that is evidenced by a Proof of Claim timely Filed by the applicable bar date (or for which Claim a Proof of Claim is not required under the Plan, the Bankruptcy Code, or a Final Order of the Bankruptcy Court); (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed and for which no Proof of Claim has been timely filed; or (c) a Claim Allowed pursuant to the Plan, any stipulation approved by the Bankruptcy Court, any contract, instrument, indenture, or other agreement entered into or assumed in connection with the Plan, or a Final Order of the Bankruptcy Court; provided that, with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court or, if such an objection is so interposed, such Claim shall have been Allowed by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim or Interest is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court, and Holders of such Claims shall not receive any distributions under the Plan on account of such Claims or Interests. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes. For the avoidance of doubt, a Proof of Claim Filed after the applicable bar date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim. “Allow” and “Allowing” shall have correlative meanings.

23. “Asset Purchase Agreement” means the Asset Purchase Agreement as approved by the Sale Order, executed by and between the Debtors and the Purchaser for the sale of substantially all of the Debtors’ assets to the Purchaser as Filed with the Plan Supplement, together with all exhibits, appendices, supplements, documents, and agreements ancillary thereto, in each case as amended, modified, or supplemented from time to time.

24. “Assumption or Rejection Objection Deadline” means the date that is fourteen (14) days after filing of the Schedule of Assumed Executory Contracts and Unexpired Leases and the Schedule of Rejected Executory Contracts and Unexpired Leases; provided that if any Executory Contract or Unexpired Lease is added to or removed from such schedule, or its treatment, including payment of a Cure or assignment, is altered pursuant to an amended Schedule of Assumed Executory Contracts and Unexpired Leases or amended Schedule of Rejected Executory Contracts and Unexpired Leases, then the Assumption or Rejection Objection Deadline solely with respect to such Executory Contract or Unexpired Lease shall be seven (7) days after filing of the amended Schedule of Assumed Executory Contracts and Unexpired Leases or amended Schedule of Rejected Executory Contracts and Unexpired Leases that sets forth such modification.

25. “Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid a transfer of property or an obligation incurred by the Debtors arising under chapter 5 of the Bankruptcy Code, including sections 502(d), 542, 544, 545, 547, 548, 549, 550, 551, 552, and 553(b) of the Bankruptcy Code, and applicable non-bankruptcy law.

26. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532.

27. “Bankruptcy Court” means the United States Bankruptcy Court for the District of New Jersey.

28. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

29. “Bidding Procedures” means the bidding procedures attached as Exhibit 1 to the Bidding Procedures Order.

30. “Bidding Procedures Documents” means the Bidding Procedures, the Bidding Procedures Motion, and the Bidding Procedures Order.

31. “Bidding Procedures Motion” means the Debtors’ Motion for Entry of an Order (I) Approving Bidding Procedures and Bid Protections, (II) Scheduling Certain Dates and Deadlines with Respect Thereto, (III) Approving the Form and Manner of Notice Thereof, (IV) Establishing Notice and Procedures for the Assumption and Assignment of Contracts and Leases, (V) Authorizing the Assumption and Assignment of Assumed Contracts, and (VI) Authorizing the Sale of Assets [Docket No. 19].

32. “Bidding Procedures Order” means the Order (I) Approving Bidding Procedures and Bid Protections, (II) Scheduling Certain Dates and Deadlines with Respect Thereto, (III) Approving the Form and Manner of Notice Thereof, (IV) Establishing Notice and Procedures for the Assumption and Assignment of Contracts and Leases, (V) Authorizing the Assumption and Assignment of Assumed Contracts, and (VI) Authorizing the Sale of Assets [Docket No. 57].

33. “Ballot” means the ballot, approved pursuant to the Disclosure Statement Order, distributed to Holders of Claims entitled or permitted to vote on the Plan, on which such Holders desiring to vote shall indicate acceptance or rejection of the Plan and, as applicable, make any additional elections contained in such ballot.

34. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

35. “Cash” means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America.

36. “Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code.

37. “Cash Collateral Orders” means, collectively, the Interim Cash Collateral Order and the Final Cash Collateral Order.

38. “Cause of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, Lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license, and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law (including under any state or federal securities laws). Causes of Action also include: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (b) the right to object to Claims or Interests, (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (d) any claim or defense including fraud, mistake, duress, usury, and any other defenses set forth in section 558 of the Bankruptcy Code, and (e) any state law fraudulent transfer claim.

39. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

40. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

41. “Claims and Noticing Agent” means Kurtzman Carson Consultants LLC, the claims, noticing, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order.

42. “Claims Objection Deadline” means the deadline for objecting to a Claim asserted against a Debtor, which shall be on the date that is the later of (a) 180 days after the Effective Date and (b) such other period of limitation as may be specifically fixed by the Debtors or the Wind-Down Debtors, as applicable, or by an order of the Bankruptcy Court for objecting to such Claims.

43. “Claims Register” means the official register of Claims and Interests in the Debtors maintained by the Claims and Noticing Agent.

44. “Class” means a class of Claims or Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

45. “CM/ECF” means the Bankruptcy Court’s case management and electronic case filing system.

46. “Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code as set forth in the Notice of Appointment of Official Committee of Unsecured Creditors [Docket No. 131] and as may be reconstituted from time to time.

47. “Committee Wind-Down Consultation Party” means the Person or Entity selected by the Committee, no later than the Effective Date, that will have certain consultation rights as set forth in this Plan and the Plan Administrator Agreement.

48. “Company Parties” means Invitae and each of its affiliates listed on Exhibit B to the TSA.

49. “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases.

50. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

51. “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan, pursuant to Bankruptcy Rule 3020(b)(2) and sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

52. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, in form and substance reasonably acceptable to the Required Consenting Stakeholders.

53. “Consenting Stakeholders” means, collectively, the Holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, the 2028 Senior Secured Notes Claims that are signatories to the TSA or any subsequent Holder of 2028 Senior Secured Notes Claims that becomes party thereto in accordance with the terms of the TSA, each solely in their capacity as such.

54. “Consummation” means the occurrence of the Effective Date.

55. “Contingent Subsidiary Unsecured Claim” means any contingent, unliquidated, or disputed litigation (including, for the avoidance of doubt, threatened litigation, including for breach of contract and similar claims) General Unsecured Claim against one or more Debtors that includes at least one Debtor other than Invitae.

56. “Convenience Class Claim” means (a) all Allowed General Unsecured Claims in an amount less than $250,000 that is not a (i) 2024 Convertible Notes Claim, (ii) 2028 Convertible Notes Claim, or (iii) Contingent Subsidiary Unsecured Claim, and (b) all Allowed General Unsecured Claims where a Holder of such Claim elects on its Ballot to treat their Claim as a Convenience Class Claim, including, if applicable, reducing its Allowed General Unsecured Claim to $250,000.

57. “Convertible Notes Claims” means the 2024 Convertible Notes Claims and the 2028 Convertible Notes Claims.

58. “Convertible Notes Documents” means the 2024 Convertible Notes Documents and the 2028 Convertible Notes Documents.

59. “Convertible Notes Indentures” means the 2024 Convertible Notes Indenture and the 2028 Convertible Notes Indenture.

60. “Convertible Notes Trustee” means the 2024 Convertible Notes Trustee and the 2028 Convertible Notes Trustee.

61. “Convertible Notes Trustee Fees” means the 2024 Convertible Notes Trustee Fees and the 2028 Convertible Notes Trustee Fees.

62. “Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code. The amount of a Cure payment, if any, is $0.00 unless otherwise indicated in the Schedule of Assumed Executory Contracts and Unexpired Leases. The proposed Cure payment for any Executory Contract or Unexpired Lease for which no amount is set forth in the Schedule of Assumed Executory Contracts and Unexpired Leases shall be deemed to equal $0.00.

63. “Current” means employed by or retained by (as applicable) any of the Debtors as of the Petition Date.

64. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) issued or providing coverage at any time to any of the Debtors or any of their predecessors for current or former directors’, managers’, officers’, and/or employees’ liability and all agreements, documents, or instruments relating thereto.

65. “Debtor Related Party” means, collectively, the Debtors’ Current directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, predecessors, participants, successors, assigns (whether by operation of law or otherwise), subsidiaries, current, former, and future associated entities, managed or advised entities, accounts or funds, partners, limited partners, general partners, principals, members, management companies, fund advisors, managers, fiduciaries, trustees, employees, agents (including the Disbursing Agent), advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, representatives advisors, predecessors, successors, and assigns, each solely in their capacity as such (including any attorneys or professionals retained by any Current director or manager in his or her capacity as director or manager of an Entity), and the respective heirs, executors, estates, servants and nominees of the foregoing.

66. “Debtor Release” means the release set forth in Article VIII.C hereof.

67. “Debtors” means, collectively, each of the following: Invitae, Genosity, LLC, ArcherDX Clinical Services, Inc., ArcherDX, LLC, Genetic Solutions LLC, and Ommdom Inc.

68. “Definitive Documents” means, collectively and as applicable, (a) the Disclosure Statement; (b) the Solicitation Materials; (c) the Cash Collateral Orders (and motion(s) seeking approval thereof); (d) the Plan (and all exhibits thereto); (e) the Confirmation Order; (f) the Disclosure Statement Order (and motion(s) seeking approval thereof); (g) all material pleadings Filed by the Debtors in connection with the Chapter 11 Cases (and related orders), including the first day pleadings and all orders sought pursuant thereto; (h) the Plan Supplement; (i) any and all filings with or requests for regulatory or other approvals from any governmental entity or unit, other than ordinary course filings and requests, necessary or desirable to implement the Wind-Down Transactions; (j) the Bidding Procedures Documents; (k) the Asset Purchase Agreement; and (l) such other agreements, instruments, and documentation as may be necessary to consummate and document the transactions contemplated by the Plan, in each case subject to the terms and conditions (including consent rights) of the TSA.

69. “Disbursing Agent” means the Debtors or the Wind-Down Debtor, as applicable, or the Entity or Entities selected by the Debtors or the Wind-Down Debtor, as applicable, to make or facilitate distributions contemplated under the Plan, including the Plan Administrator, if applicable; provided that all distributions on account of the 2028 Senior Secured Notes Claims or Convertible Notes Claims shall be made to, or at the direction of, the respective Trustee, for distribution in accordance with the Plan following the procedures specified in the 2028 Senior Secured Notes Documents or Convertible Notes Documents.

70. “Disbursing Entity” means any entity making disbursements on behalf of any Debtor or any Wind-Down Debtor, or making disbursements on account of an obligation of any Debtor or any Wind-Down Debtor.

71. “Disclosure Statement” means the disclosure statement in respect of the Plan, including all exhibits and schedules thereto, as approved or ratified by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, in form and substance reasonably acceptable to the Required Consenting Stakeholders.

72. “Disclosure Statement Order” means the Order Approving (I) the Adequacy of the Disclosure Statement, (II) the Solicitation Procedures, (III) the Forms of Ballots and Notices in Connection Therewith, and (IV) Certain Dates with Respect Thereto in form and substance reasonably acceptable to the Required Consenting Stakeholders.

73. “Disputed” means, as to a Claim or an Interest, a Claim or an Interest: (a) that is not Allowed; (b) that is not disallowed under the Plan, the Bankruptcy Code, or a Final Order, as applicable; and (c) with respect to which a party in interest has Filed a Proof of Claim or Proof of Interest or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court.

74. “Disputed Claims Reserve Amount” means Cash in an amount to be determined by the Debtors, with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Stakeholders and in consultation with the Committee Wind-Down Consultation Party, which amount shall be used to fund the Disputed Claims Reserve.

75. “Disputed Claims Reserve” means the account to be established on the Effective Date and funded with the Disputed Claims Reserve Amount for distribution as set forth in Article VII.G, if any.

76. “Distributable Value” means all proceeds from the Sale Transaction and all other Cash on hand and other assets of the Debtors on the Effective Date (or such applicable later date) after taking into account the Distribution Reserve Accounts and the terms of the Wind-Down Budget.

77. “Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date, or such other date after the Confirmation Date agreed to by the Debtors, and except with respect to the 2028 Senior Secured Notes or Convertible Notes, the Holders of which shall receive a distribution in accordance with Article VI of the Plan.

78. “Distribution Reserve Accounts” means the Priority Claims Reserve, the Wind-Down Reserve, and the GUC Distribution Reserve established pursuant to the Plan.

79. “DTC” means the Depository Trust Company.

80. “Effective Date” means the date that is the first Business Day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect, and (b) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.B of the Plan. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

81. “Entity” means any entity, as defined in section 101(15) of the Bankruptcy Code.

82. “Equity Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of Invitae (in each case whether or not arising under or in connection with any employment agreement) immediately prior to the consummation of the transactions contemplated in the Plan.

83. “Equity Security” means any equity security, as defined in section 101(16) of the Bankruptcy Code, in a Debtor.

84. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

85. “Exculpated Parties” means, collectively, and in each case solely in its capacity as such and to the extent they are estate fiduciaries: (a) the Debtors; (b) the Wind-Down Debtors; (c) the Committee and each of its respective members in their capacities as such, and (d) with respect to each of the foregoing Entities in clauses (a) and (b), each such Entity’s Current control persons, directors, members of any committees of any Entity’s board of directors or managers, equity holders (regardless of whether such interests are held directly or indirectly), principals, members, employees, agents, advisory board members, financial advisors, attorneys (including any attorneys or other professionals retained by any Current director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

86. “Executory Contract” means a contract to which one or more of the Debtors are a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

87. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

88. “File” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. “Filed” and “Filing” shall have correlative meanings.

89. “Final Cash Collateral Order” means the Final Order Pursuant to Sections 105, 361, 362 363, 503, and 507 of the Bankruptcy Code and Rules 2002, 4001, and 9014 of the Federal Rules of Bankruptcy Procedure: (I) Authorizing the Debtors to Use Cash Collateral; (II) Granting Adequate Protection to Prepetition Secured Parties; (III) Modifying the Automatic Stay; and (IV) Granting Related Relief [Docket No. 188].

90. “Final Order” means, as applicable, an order or judgment in any forum of the Bankruptcy Court or any other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, vacated, stayed, modified, or amended and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, or rehearing has expired and no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing thereof has been timely sought, or, if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied, or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

91. “General Unsecured Claim” means any Claim that is not (a) an Administrative Claim, (b) a Professional Fee Claim, (c) a Priority Tax Claim, (d) an Other Secured Claim, (e) an Other Priority Claim, (f) a 2028 Senior Secured Notes Claim, (g) an Intercompany Claim, (h) an Intercompany Interest, (i) a Section 510(b) Claim, (j) an Equity Interest, (k) a Restructuring Expense, or (l) otherwise secured by collateral, subordinated, or entitled to priority under the Bankruptcy Code against any Debtor.

92. “Governing Body” means, in each case in its capacity as such, the board of directors, board of managers, manager, managing member, general partner, investment committee, special committee, or such similar governing body of any of the Debtors or the Wind-Down Debtors, as applicable.

93. “Governmental Unit” means any governmental unit, as defined in section 101(27) of the Bankruptcy Code.

94. “GUC Distribution Reserve” means an account to be established on the Effective Date and funded with an amount no less than $17.2 million Cash minus the amount of Cash paid or estimated to be paid on account of any Convenience Class Claim on the Effective Date (or any other such applicable deadline by which a Holder can elect to have its Subsidiary Unsecured Claim treated as a Convenience Class Claim) for distribution as set forth in Article VII.G provided, that, such amount is subject to reduction by any and all fees, costs, and expenses incurred after the Effective Date by the Committee, its members, advisors, or representatives, or the Committee Wind-Down Consultation Party, including all fees, costs, and expenses incurred pursuant to Article XII.D of this Plan.

95. “Holder” means an Entity that is the record owner of a Claim or Interest. For the avoidance of doubt, affiliated record owners of Claims or Interests managed or advised by the same institution shall constitute separate Holders.

96. “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code.

97. “Insurance Policies” means all insurance policies issued or providing coverage at any time to any of the Debtors or any of their predecessors and all agreements, documents, or instruments relating thereto, including, without limitation, the D&O Liability Insurance Policies.

98. “Insurer” means any insurance company or third party administrator that issued or entered into an Insurance Policy and any respective predecessors and/or affiliates thereof.

99. “Intercompany Claim” means any Claim against a Debtor held by another Debtor.

100. “Intercompany Interest” means an Interest in a Debtor held by another Debtor.

101. “Interest” means, collectively, (a) any Equity Security in any Debtor and (b) any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, or repurchase rights; convertible, exercisable, or exchangeable securities; or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

102. “Interim Cash Collateral Order” means the Interim Order Pursuant to Sections 105, 361, 362 363, 503, and 507 of the Bankruptcy Code and Rules 2002, 4001, and 9014 of the Federal Rules of Bankruptcy Procedure: (I) Authorizing the Debtors to Use Cash Collateral; (II) Granting Adequate Protection to Prepetition Secured Parties; (III) Modifying the Automatic Stay; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief [Docket No. 47].

103. “Invitae” means Invitae Corporation.

104. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

105. “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

106. “Make-Whole Amount” shall have the meaning given to it in the 2028 Senior Secured Notes Indenture.

107. “Master Lease Agreement” means that certain Master Lease Agreement No. WCT305202, Equipment Schedule 1 thereto, and the documents executed in connection therewith and relating thereto, between MMAF, as assignee of Western Capital Technologies, LLC, and Invitae.

108. “MMAF” means MassMutual Asset Finance LLC.

109. “MMAF Escrow” shall have the meaning given to it in the Sale Order.

110. “Opt Out Form” means the form provided to all Holders of Claims in Classes 1, 2, 4, 5, 6, 9, 10, and 11 pursuant to the Disclosure Statement Order and through which the applicable Holder may elect to opt out of the Third-Party Releases.

111. “Other Priority Claim” means any Claim, to the extent such Claim has not already been paid during the Chapter 11 Cases, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

112. “Other Secured Claim” means any Secured Claim that is not a 2028 Senior Secured Notes Claim.

113. “Parent Unsecured Claim” means any Claim that is not (a) an Administrative Claim, (b) a Professional Fee Claim, (c) a Priority Tax Claim, (d) an Other Secured Claim, (e) an Other Priority Claim, (f) a 2028 Senior Secured Notes Claim, (g) a Convenience Class Claim, (h) a Subsidiary Unsecured Claim, (i) an Intercompany Claim, (j) an Intercompany Interest, (k) a Section 510(b) Claim, (l) an Equity Interest, (m) a Contingent Subsidiary Unsecured Claim, or (n) a Restructuring Expense; for the avoidance of doubt, the 2024 Convertible Notes Claims and 2028 Convertible Notes Claims constitute Parent Unsecured Claims.

114. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

115. “Petition Date” means February 13, 2024, the date on which the Debtors commenced the Chapter 11 Cases.

116. “Plan” means this joint plan under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, the TSA, and the Plan Supplement, which is incorporated herein by reference, including all exhibits and schedules hereto and thereto, in form and substance reasonably acceptable to the Required Consenting Stakeholders.

117. “Plan Administrator” means the Person or Entity selected by the Debtors in consultation with the Required Consenting Stakeholders to administer all assets of the Estates vested in the Wind-Down Debtors, and thereafter, all assets held from time to time by the Wind-Down Debtors. The Plan Administrator owes fiduciary duties of care and loyalty to all Holders of Claims.

118. “Plan Administrator Agreement” means that certain agreement entered into no later than the Effective Date setting forth, among other things, the Plan Administrator’s rights, powers, obligations, and compensation, which shall be in form and substance reasonably acceptable to the Required Consenting Stakeholders and subject to the consent rights set forth in the TSA provided, that the Plan Administrator Agreement shall require that (i) the Committee Wind-Down Consultation Party shall be consulted on all matters related to the investigation, settlement, prosecution, or abandonment of any non-released Claims or Cause of Action (including for the avoidance of doubt all Retained Causes of Action), and (ii) the consultation and consent rights of the Required Consenting Stakeholders shall terminate once Class 3 Allowed Claims are paid in full (including all interest, fees, expenses and other amounts) in Cash and upon such termination, the consent and consultation rights previously held by the Required Consenting Stakeholders will transfer to the Committee Wind-Down Consultation Party.

119. “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Allowed Interests, or other eligible Entities under and in accordance with the Plan.

120. “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof, with the consent of the Required Consenting Stakeholders, and in accordance with the Bankruptcy Code and Bankruptcy Rules), to be Filed by the Debtors, to the extent reasonably practicable, no later than seven (7) days before the deadline to vote to accept or reject the Plan or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, including the following, as applicable: (a) the Schedule of Retained Causes of Action; (b) the Schedule of Assumed Executory Contracts and Unexpired Leases; (c) the Schedule of Rejected Executory Contracts and Unexpired Leases; (d) the Plan Administrator Agreement and the identity of the Plan Administrator; (e) the Asset Purchase Agreement; (f) the Wind-Down Budget; (g) the Transactions Steps Memorandum; and (h) additional documents Filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement, in each case in form and substance reasonably acceptable to the Required Consenting Stakeholders.

121. “Priority Claims” means, collectively, Administrative Claims, Priority Tax Claims, and Other Priority Claims.

122. “Priority Claims Reserve” means the account to be established and maintained by the Plan Administrator on the Effective Date and funded with the Priority Claims Reserve Amount for distribution to Holders of Priority Claims (except for Professional Fee Claims) as set forth in Article II.

123. “Priority Claims Reserve Amount” means Cash in an amount to be determined in the Debtors’ reasonable business judgment, in consultation with the Required Consenting Stakeholders, which amount shall be used by the Plan Administrator to fund the Priority Claims Reserve.

124. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

125. “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class, unless otherwise indicated.

126. “Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

127. “Professional Fee Amount” means the aggregate amount of unpaid Professional Fee Claims and other unpaid fees and expenses Professionals reasonably estimate in good faith that they have incurred or will incur in rendering services as set forth in Article II.B of the Plan.

128. “Professional Fee Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

129. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount.

130. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases by the applicable bar date.

131. “Proof of Interest” means a proof of Interest Filed in any of the Debtors in the Chapter 11 Cases.

132. “Purchaser” means Labcorp Genetics Inc. and its affiliates under the Asset Purchase Agreement, whose bid for all or substantially all of the Debtors’ assets was selected by the Debtors and approved by the Bankruptcy Court through the Sale Order as the highest or otherwise best bid pursuant to the Bidding Procedures Order.

133. “Quarterly Fees” means, together, all fees due and payable pursuant to 28 U.S.C. § 1930(a)(6) plus any interest due and payable under 31 U.S.C. § 3717.

134. “Reinstate” means reinstate, reinstated, or reinstatement with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code. “Reinstated” and “Reinstatement” shall have correlative meanings.

135. “Related Party” means, collectively, current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, predecessors, participants, successors, assigns (whether by operation of law or otherwise), subsidiaries, current, former, and future associated entities, managed or advised entities, accounts or funds, partners, limited partners, general partners, principals, members, management companies, fund advisors, managers, fiduciaries, trustees, employees, agents (including the Disbursing Agent), advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, representatives advisors, predecessors, successors, and assigns, each solely in their capacity as such (including any attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), and the respective heirs, executors, estates, servants and nominees of the foregoing.

136. “Released Party” means, collectively, and in each case in its capacity as such: (a) each Debtor; (b) each Wind-Down Debtor; (c) the Consenting Stakeholders; (d) the 2028 Senior Secured Notes Trustee; (e) the 2028 Senior Secured Notes Collateral Agent; (f) the Plan Administrator; (g) each Company Party; (h) the Purchaser; (i) each Current Affiliate of each Entity in clause (a) through the following clause (j); (j) each Related Party of each Entity in clauses (b) through this clause (j); and (k) each Debtor Related Party; provided, however, that each Entity that (x) elects to opt out of the releases described in Article VIII.D of the Plan or (y) timely objects to the releases contained in Article VIII.D of the Plan and such objection is not resolved before Confirmation shall not be a Released Party.

137. “Releasing Party” means, collectively, and in each case in its capacity as such: (a) each Debtor; (b) each Wind-Down Debtor; (c) the Consenting Stakeholders; (d) the Trustees; (e) the Plan Administrator; (f) each Company Party; (g) the Purchaser; (h) all Holders of Claims that vote to accept the Plan and who do not affirmatively opt out of the releases provided by the Plan; (i) all Holders of Claims that are deemed to accept the Plan and who do not affirmatively opt out of the releases provided by the Plan; (j) all Holders of Claims who abstain from voting on the Plan and who do not affirmatively opt out of the releases provided by the Plan; (k) all Holders of Claims who vote to reject the Plan and who do not affirmatively opt out of the releases provided by the Plan; (l) all holders of Interests; (m) each Current Affiliate of each Entity in clause (a) through the following clause (n); (n) each Related Party of each Entity in clauses (b) through this clause (n); and (o) each Debtor Related Party; provided, however, that each Entity that (x) elects to opt out of the releases contained in Article VIII.D of the Plan or (y) timely objects to the releases contained in Article VIII.D of the Plan and such objection is not resolved before Confirmation shall not be a Releasing Party; provided, further, however, that any Holder of Interests who acquired such Interests after the Voting Record Date (as such term is defined in the Disclosure Statement Order) and did not receive an Opt Out Form shall not be a Releasing Party; provided, further, however¸ that any Holder of Claims or Interests who did not receive an Opt Out Form shall not be a Releasing Party.

138. “Required Consenting Stakeholders” means, as of the relevant date, Consenting Stakeholders holding at least 50.01% of the aggregate outstanding principal amount of 2028 Senior Secured Notes that are held by Consenting Stakeholders.

139. “Residual Cash” means the sum of (a) any amounts remaining in the Professional Fee Escrow Account after payment in full of all Allowed Professional Fee Claims, (b) any amounts remaining in the Priority Claims Reserve after payment in full of all Allowed Priority Claims and Allowed Administrative Claims (other than Professional Fee Claims), (c) any amounts remaining in the Disputed Claim Reserve after the final resolution of Disputed Claims, and (d) any amounts remaining in the Wind-Down Reserve after entry of a final decree closing the last of the Chapter 11 Cases, which in each case shall constitute Distributable Value.

140. “Retained Causes of Action” means any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and excluding Causes of Action (i) acquired by the Purchaser in accordance with the Asset Purchase Agreement, as applicable, or (ii) released or exculpated herein (including, without limitation, by the Debtors) pursuant to the releases and exculpations contained in Article VIII of the Plan.

141. “Restructuring Expenses” means all invoiced reasonable and documented fees, expenses, and other amounts required to be paid pursuant to the TSA, in any Definitive Document, or in any order of the Bankruptcy Court related thereto (which may include those amounts arising after the Effective Date related to implementation, Consummation, and defense of the Plan), including the reasonable and documented fees and out of pocket expenses of the 2028 Senior Secured Notes Trustee and the 2028 Senior Secured Notes Collateral Agent, reasonable and documented fees and expenses of counsel to each of the foregoing (which amounts will be paid to the 2028 Senior Secured Notes Trustee and 2028 Senior Secured Collateral Agent on the Effective Date in Cash), and counsel to the Consenting Stakeholders.

142. “Sale Order” means the Order (I) Approving the Sale of the Acquired Assets Free and Clear of all Liens, Claims, and Encumbrances and (II) Authorizing the Debtors to Enter Into and Perform Their Obligations under the Labcorp Asset Purchase Agreement [Docket No. 463].

143. “Sale Transaction” means the sale of all or substantially all of the Debtors’ assets to Purchaser as set forth in the Asset Purchase Agreement as approved by the Sale Order.

144. “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule of Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan, which shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

145. “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, which schedule shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

146. “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.

147. “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, including any amendments or supplements thereto.

148. “Section 510(b) Claim” means any Claim or Interest against a Debtor subject to subordination under section 510(b) of the Bankruptcy Code, whether by operation of law or contract.

149. “Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

150. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

151. “Security” means any security, as defined in Section 2(a)(1) of the Securities Act.

152. “Solicitation Materials” means, collectively, the solicitation materials with respect to the Plan.

153. “Subsidiary Unsecured Claims” means any Claim against any Debtor other than Invitae other than (a) an Administrative Claim, (b) a Professional Fee Claim, (c) a Priority Tax Claim, (d) an Other Secured Claim, (e) an Other Priority Claim, (f) a 2028 Senior Secured Notes Claim, (g) a Convenience Class Claim, (h) a Parent Unsecured Claim, (i) an Intercompany Claim, (j) an Intercompany Interest, (k) a Section 510(b) Claim, (l) an Equity Interest, (m) a Contingent Subsidiary Unsecured Claim, or (n) a Restructuring Expense.

154. “Third-Party Release” means the release set forth in Article VIII.D of the Plan.

155. “Transactions Steps Memorandum” means that certain memorandum as may be amended, supplemented, or otherwise modified from time to time, describing the steps to be carried out to effectuate the Wind-Down Transactions and distributions in accordance with the Plan and as set forth in the Plan Supplement.

156. “Transaction Term Sheet” means the term sheet attached to the TSA as Exhibit B.

157. “Trustees” means collectively, the 2024 Convertible Notes Trustee, the 2028 Convertible Notes Trustee, the 2028 Senior Secured Notes Trustee, and the 2028 Senior Secured Notes Collateral Agent, including, in each case, any successors thereto.

158. “TSA” means that certain transaction support agreement, dated as of February 13, 2024, by and among the Debtors and the Consenting Stakeholders, including all exhibits thereto (including the Transaction Term Sheet), as may be amended, modified, or supplemented from time to time, in accordance with its terms.

159. “U.S. Trustee” means the Office of the United States Trustee for the District of New Jersey.

160. “Unexpired Lease” means a lease to which one or more of the Debtors are a party that is subject to assumption or rejection under section 365 or section 1123 of the Bankruptcy Code.

161. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

162. “Wind Down” means the orderly wind down and dissolution of the Debtors’ Estates as set forth in Article IV.F.

163. “Wind-Down Budget” means the amount of Cash to be determined by the Debtors to remain in the Debtors’ Estates to fund the Wind Down following the consummation of the Sale Transaction, including any statutory fees payable pursuant to the Bankruptcy Code, in accordance with Article IV.F of the Plan, which shall be reasonably acceptable to the Debtors and the Required Consenting Stakeholders.

164. “Wind-Down Debtors” means any Debtors or any successor or successors thereto after the Effective Date responsible for winding down the Debtors’ Estates and implementing the terms of the Plan.

165. “Wind-Down Reserve” means the account to be established and maintained by the Plan Administrator and funded with the amounts under the Wind-Down Budget to fund the Wind Down in accordance with Article IV.F of the Plan and for Plan Administrator purposes in accordance with Article IV.E.

166. “Wind-Down Transactions” means the transactions described in Article IV.B of the Plan.

B. Rules of Interpretation.

For purposes of the Plan: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; provided that nothing in this clause (ii) shall affect any party’s consent rights over any of the Definitive Documents or any amendments thereto (both as that term is defined herein and as it is defined in the TSA); (iii) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed, or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with the Plan or Confirmation Order, as applicable; (iv) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (v) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (vi) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (vii) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (viii) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document created or entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with, applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (ix) unless otherwise specified, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation and shall be deemed to be followed by the words “without limitation”; (x) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (xi) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (xii) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (xiii) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (xiv) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (xv) any immaterial effectuating provisions herein may be interpreted by the Wind-Down Debtors in such a manner that is consistent with the overall purpose and intent of the Plan, all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (xvi) unless otherwise specified and subject to the reasonable consent of the Required Consenting Stakeholders, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

C. Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D. Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan; any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); and corporate governance matters; provided that corporate governance matters relating to the Debtors or the Wind-Down Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Wind-Down Debtors, as applicable.

E. Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F. Reference to the Debtors and the Wind-Down Debtors.

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors and the Wind-Down Debtors shall mean the Debtors and the Wind-Down Debtors, as applicable, to the extent the context requires.

G. Controlling Document.

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control.

H. Nonconsolidated Plan.

Although for purposes of administrative convenience and efficiency the Plan has been Filed as a joint plan for each of the Debtors and presents together Classes of Claims against, and Interests in, the Debtors, the Plan does not provide for the substantive consolidation of any of the Debtors.

I. Consultation, Notice, Information, and Consent Rights.

Notwithstanding anything herein to the contrary, all consultation, information, notice, and consent rights of the parties to the TSA, as applicable, and as respectively set forth therein, with respect to the form and substance of the Plan, all exhibits to the Plan, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and fully enforceable as if stated in full herein until such time as the TSA is terminated in accordance with its terms.

Failure to reference the rights referred to in the immediately preceding paragraph as such rights relate to any document referenced in the TSA, as applicable, shall not impair such rights and obligations.

ARTICLE II.

ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A. Administrative Claims.

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Wind-Down Debtors, as applicable, in consultation with the Required Consenting Stakeholders, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Wind-Down Debtors, as applicable, with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Stakeholders; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

Except as otherwise provided in this Article II.A of the Plan, requests for payment of Administrative Claims must be Filed with the Bankruptcy Court and served on the Debtors by the applicable Administrative Claims Bar Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, their Estates, or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Debtors or the Wind-Down Debtors as applicable, or the Plan Administrator or any notice to or action, order, or approval of the Bankruptcy Court or any other Entity. Objections to such requests, if any, must be Filed with the Bankruptcy Court and served on the Debtors and the requesting party by the Claims Objection Deadline. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with the Bankruptcy Court with respect to an Administrative Claim previously Allowed.

B. Professional Fee Claims.

1. Final Fee Applications and Payment of Professional Fee Claims.

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Wind-Down Debtors or the Plan Administrator, as applicable, shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from funds held in the Professional Fee Escrow Account. The Wind-Down Debtors shall establish the Professional Fee Escrow Account in trust for the Professionals and fund such account with Cash equal to the Professional Fee Amount on the Effective Date.

2. Professional Fee Escrow Account.

On the Effective Date, the Wind-Down Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors, the Wind-Down Debtors, or the Plan Administrator, as applicable. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Wind-Down Debtors or Plan Administrator, as applicable, from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed. When all such Allowed amounts owing to Professionals have been paid in full, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to the Wind-Down Debtors and constitute Cash consideration to be distributed in accordance with the Wind-Down Budget or otherwise under the Plan without any further notice to or action, order, or approval of the Bankruptcy Court.

3. Professional Fee Amount.

Professionals shall reasonably estimate their unpaid Professional Fee Claims and other reasonable unpaid fees and expenses incurred in rendering services before and as of the Effective Date and shall deliver such estimates to the Debtors no later than three (3) Business Days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or the Wind-Down Debtors, as applicable, may estimate the unpaid and unbilled fees and expenses of such Professional.

4. Post-Confirmation Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Wind-Down Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327–331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors, the Wind-Down Debtors, and/or the Plan Administrator, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

C. Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive Cash equal to the full amount of its Claim or such other treatment in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and reasonably acceptable to the Required Consenting Stakeholders.

D. Payment of Restructuring Expenses.

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms set forth herein and in the TSA, without any requirement to File a fee application with the Bankruptcy Court, without the need for itemized time detail, and without any requirement for Bankruptcy Court or any other review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date, and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On the Effective Date, invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Wind-Down Debtors, as applicable, shall continue to pay, when due and payable in the ordinary course, Restructuring Expenses arising directly out of the implementation, Consummation and defense of the Plan without any requirement for review or approval by the

Bankruptcy Court or for any party to File a fee application with the Bankruptcy Court. To the extent any person entitled to reimbursement of Restructuring Expenses is holding a retainer, such person shall be entitled to continue to hold such retainer until payment in full in Cash by the Wind-Down Debtors of such person’s Restructuring Expenses; provided that such retainer shall be applied to pay for such Restructuring Expenses unless such person elects, in its sole discretion, to keep a portion of such retainer solely to the extent needed to cover Restructuring Expenses in excess of any estimates provided in accordance with this paragraph and any reasonably expected Restructuring Expenses incurred after the Effective Date, and following the payment of Restructuring Expenses, on reasonable request of the Debtors or the Wind-Down Debtors, the professionals shall return the remainder of the retainer to the Debtors or the Wind-Down Debtors.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A. Classification of Claims and Interests.

The Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The classification of Claims against and Interests in the Debtors pursuant to the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 3	2028 Senior Secured Notes Claims	Impaired	Entitled to Vote
Class 4	Convenience Class Claims	Impaired	Permitted to Vote (Deemed to Reject)
Class 5	Subsidiary Unsecured Claims	Impaired	Permitted to Vote (Deemed to Reject)
Class 6	Parent Unsecured Claims	Impaired	Permitted to Vote (Deemed to Reject)
Class 7	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept) / Not Entitled to Vote (Deemed to Reject)
Class 8	Intercompany Interest	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept) / Not Entitled to Vote (Deemed to Reject)
Class 9	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 10	Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 11	Contingent Subsidiary Unsecured Claims	Impaired	Permitted to Vote (Deemed to Reject)

B. Disclaimer Regarding the Solicitation and Tabulation of Votes Cast by Holders of Claims in Classes 4, 5, 6, and 11.

Classes 4, 5, 6, and 11 are deemed to reject the Plan.

In response and to resolve the Committee’s objection to the Disclosure Statement, the Debtors shall provide Ballots to Holders of Claims in Classes 4, 5, 6, and 11 and permit such Holders to submit votes on the Plan. The Claims and Noticing Agent will tabulate the Ballots cast by Holders of Claims in Class 4, Class 5, Class 6, and Class 11.

C. Treatment of Claims and Interests.

Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Wind-Down Debtors, and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

1. Class 1 – Other Secured Claims

(a)	Classification: Class 1 consists of any Other Secured Claims against any Debtor.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, on the Effective Date, each Holder of an Allowed Other Secured Claim shall receive, at the Debtors’ option with the consent of the Required Consenting Stakeholders (not to be unreasonably withheld, conditioned, or delayed):

(i)	payment in full in Cash of its Allowed Other Secured Claim;

(ii)	the collateral securing its Allowed Other Secured Claim; or

(iii)	such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Class 1 Claims are not entitled to vote to accept or reject the Plan.

2. Class 2 – Other Priority Claims

(a)	Classification: Class 2 consists of any Other Priority Claims against any Debtor.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, each Holder of an Allowed Other Priority Claim shall be paid in full in Cash on the Effective Date, or otherwise receive treatment consistent with the provisions of section 1129(a) of the Bankruptcy Code reasonably acceptable to the Required Consenting Stakeholders.

(c)

Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Class 2 Claims are not entitled to vote to accept or reject the Plan.

3. Class 3 – 2028 Senior Secured Notes Claims

(a)	Classification: Class 3 consists of any 2028 Senior Secured Notes Claims against any Debtor.

(b)

Allowance: The 2028 Senior Secured Notes Claims shall be Allowed in the aggregate principal amount of approximately $305,000,000, plus any and all unpaid interest, fees, premiums, and all other obligations, amounts, and expenses due and owing under the 2028 Senior Secured Notes Documents or related documents (including post-petition interest at the non-default contract rate) through and including the date of payment of the 2028 Senior Secured Notes Claims provided, that the Allowed 2028 Senior Secured Notes Claims shall not include the Make-Whole Amount.

(c)

Treatment: Except to the extent that a Holder of an Allowed 2028 Senior Secured Notes Claim agrees to a less favorable treatment, each Holder of an Allowed 2028 Senior Secured Notes Claim (which shall include interest (including post-petition interest at the contract, non-default rate through and including the date of payment of the 2028 Senior Secured Notes Claims), fees and all other amounts due and owing under the 2028 Senior Secured Notes Documents) shall receive on the Effective Date (or such other applicable date) its Pro Rata share of Distributable Value (including Residual Cash) following payment in full of Claims in Classes 1, 2, and 4. In addition, to the extent not otherwise paid as Restructuring Expenses, the Debtors will pay to the 2028 Senior Secured Notes Trustee and 2028 Senior Secured Collateral Agent an amount equal to the outstanding documented 2028 Senior Secured Notes Trustee and 2028 Senior Secured Collateral Agent fees and expenses, including counsel fees and expenses, on the Effective Date in Cash. For the avoidance of doubt, Class 3’s Allowed Claim shall not include the Make-Whole Amount but does include the payment of accrued and unpaid prepetition interest and postpetition interest at the contract, non-default rate.

(d)	Voting: Class 3 is Impaired under the Plan, and Holders of Allowed Claims in Class 3 are entitled to vote to accept or reject the Plan.

4. Class 4 – Convenience Class Claims

(a)	Classification: Class 4 consists of Convenience Class Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Convenience Class Claim by amount or election agrees to a less favorable treatment, on the Effective Date or as soon as reasonably practicable thereafter, each Holder of an Allowed Convenience Class Claim shall be paid the lesser of (i) twenty-five percent (25%) of the amount of its Allowed General Unsecured Claim or (ii) $250,000 in Cash; provided, that to the extent that a Holder of a Convenience Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims against any other Debtor arising from or relating to the same obligations or liability as such Convenience Claim, such Holder shall only be entitled to a distribution on one Convenience Class Claim against the Debtors in full and final satisfaction of all such Claims. For the avoidance of doubt, any and all distributions on account of Convenience Class Claims arising from Holders who elect to have their Convertible Notes Claims treated as Convenience Class Claims shall be subject to the rights and terms of the Convertible Notes Documents.

(c)

Voting: Class 4 is Impaired under the Plan. Holders of Allowed Claims in Class 4 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Class 4 Claims are permitted to vote to accept or reject the Plan.

5. Class 5 – Subsidiary Unsecured Claims

(a)	Classification: Class 5 consists of Subsidiary Unsecured Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Subsidiary Unsecured Claim agrees to a less favorable treatment, on the Effective Date or as soon as reasonably practicable thereafter, each Holder of an Allowed Subsidiary Unsecured Claim shall receive its Pro Rata share of each of (i) any additional Distributable Value allocable to the applicable Debtor subsidiary following payment in full of Classes 1, 2, 3, and 4 Claims and (ii) the GUC Distribution Reserve, or otherwise receive treatment consistent with the provisions of section 1129(a) of the Bankruptcy Code; provided, that to the extent that a Holder of a Subsidiary Unsecured Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims against any other Debtor arising from or relating to the same obligations or liability as such Subsidiary Unsecured Claim, such Holder shall only be entitled to a distribution on one Subsidiary Unsecured Claim against the Debtors in full and final satisfaction of all such Claims; provided further, that to the extent that a Holder of a Subsidiary Unsecured Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims that constitute a Parent Unsecured Claim, such Holder shall only be entitled to a distribution on account of its Subsidiary Unsecured Claim after reduction on account of any distribution on account of its Parent Unsecured Claim.

(c)

Voting: Class 5 is Impaired under the Plan. Holders of Class 5 Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Class 5 Claims are permitted to vote to accept or reject the Plan.

6. Class 6 – Parent Unsecured Claims

(a)	Classification: Class 6 consists of Parent Unsecured Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Parent Unsecured Claim agrees to a less favorable treatment, on the Effective Date or as soon as reasonably practicable thereafter, each Holder of a Parent Unsecured Claim shall receive its Pro Rata share of each of (i) any Distributable Value allocable to Invitae Corporation following payment in full of Classes 1, 2, 3, and 4 Claims and (ii) the GUC Distribution Reserve, or such other treatment as agreed to by such Holder subject to the consent (not to be unreasonably withheld, delayed, or conditioned) of the Required Consenting Stakeholders. For the avoidance of doubt, the Pro Rata share of Distributable Value due to each Holder of Parent Unsecured Claims that are Holders of Convertible Notes Claims shall be subject to the rights and terms of the Convertible Notes Documents.

(c)

Voting: Class 6 is Impaired under the Plan. Holders of Allowed Class 6 Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Claims in Class 6 are permitted to vote to accept or reject the Plan.

7. Class 7 – Intercompany Claims

(a)	Classification: Class 7 consists of all Intercompany Claims.

(b)

Treatment: On the Effective Date, Allowed Intercompany Claims shall be (i) reinstated or (ii) set off, settled, distributed, contributed, cancelled, or released, or otherwise addressed at the option of the Debtors (with the consent (not to be unreasonably withheld, delayed, or conditioned) of the Required Consenting Stakeholders), without any distribution on account of such Claims, or such other treatment as reasonably determined by the Debtors and the Required Consenting Stakeholders.

(c)

Voting: Class 7 is Unimpaired if the Class 7 Claims are Reinstated or Impaired if the Class 7 Claims are cancelled. Holders of Class 7 Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Allowed Class 7 Claims are not entitled to vote to accept or reject the Plan.

8. Class 8 – Intercompany Interests

(a)	Classification: Class 8 consists of all Intercompany Interests.

(b)

Treatment: On the Effective Date, Allowed Intercompany Interests shall be (i) reinstated or (ii) set off, settled, distributed, contributed, cancelled, or released, or otherwise addressed at the option of the Debtors (with the consent (not to be unreasonably withheld, delayed, or conditioned) of the Required Consenting Stakeholders), without any distribution on account of such Intercompany Interests, or such other treatment as reasonably determined by the Debtors and the Required Consenting Stakeholders.

(c)

Voting: Class 8 is Unimpaired if the Class 8 Interests are Reinstated or Impaired if the Class 8 Interests are cancelled. Holders of Class 8 Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 8 Interests are not entitled to vote to accept or reject the Plan.

9. Class 9 – Section 510(b) Claims

(a)	Classification: Class 9 consists of all Section 510(b) Claims.

(b)	Treatment: On the Effective Date, any Claims arising under section 510(b) of the Bankruptcy Code shall be discharged without any distribution.

(c)

Voting: Class 9 is Impaired under the Plan. Holders of Allowed Claims in Class 9 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Allowed Class 9 Claims are not entitled to vote to accept or reject the Plan.

10. Class 10 – Equity Interests

(a)	Classification: Class 10 consists of all Equity Interests.

(b)

Treatment: On the Effective Date, all Equity Interests shall be cancelled, released, extinguished, and discharged and will be of no further force or effect. Each Holder of an Equity Interest shall receive no recovery or distribution on account of such Equity Interest.

(c)

Voting: Class 10 is Impaired under the Plan. Holders of Allowed Equity Interests in Class 10 are conclusively deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 10 Interests are not entitled to vote to accept or reject the Plan.

11. Class 11 – Contingent Subsidiary Unsecured Claims

(a)	Classification: Class 11 consists of Contingent Subsidiary Unsecured Claims.

(b)

Treatment: Except to the extent that a Holder of a Contingent Subsidiary Unsecured Claim agrees to a less favorable treatment, on the Effective Date or as soon as reasonably practicable thereafter, each Holder of a Contingent Subsidiary Unsecured Claim shall receive its Pro Rata share of each of (i) any Distributable Value allocable to the applicable Debtor subsidiary following payment in full of Classes 1, 2, 3, and 4 Claims and (ii) the GUC Distribution Reserve, or such other treatment as agreed to by such Holder subject to consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Stakeholders; provided, that to the extent that a Holder of a Contingent Subsidiary Unsecured Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims against any other Debtor arising from or relating to the same obligations or liability as such Contingent Subsidiary Unsecured Claim, such Holder shall only be entitled to a distribution on one Contingent Subsidiary Unsecured Claim against the Debtors in full and final satisfaction of all such Claims; provided further, that to the extent that a Holder of a Contingent Subsidiary Unsecured Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims that constitute a Parent Unsecured Claim, such Holder shall only be entitled to a distribution on account of its Contingent Subsidiary Unsecured Claim after reduction on account of any distribution on account of its Parent Unsecured Claim.

(c)

Voting: Class 11 is Impaired under the Plan. Holders of Allowed Class 11 Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Claims in Class 11 are permitted to vote to accept or reject the Plan.

D. Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Wind-Down Debtors, as applicable, regarding any Unimpaired Claims, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

E. Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F. Voting Classes, Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan.

G. Intercompany Interests.

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience, for the ultimate benefit of the Purchaser, and in exchange for the Debtors’ agreement under the Plan to use certain funds and assets as set forth in the Plan to make certain distributions and satisfy certain obligations of certain other Debtors to the Holders of certain Allowed Claims.

H. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. Subject to the consent rights set forth in the TSA and the Asset Purchase Agreement, the Debtors reserve the right to modify the Plan in accordance with Article X of the Plan to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

I. Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

J. Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and their respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, and subject to the TSA, the Wind-Down Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A. General Settlement of Claims and Interests.

Pursuant to the Bankruptcy Code and Bankruptcy Rules, and in consideration of the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. Pursuant to the Bankruptcy Code and Bankruptcy Rules, the Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies, and entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

B. Wind-Down Transactions.

On or before the Effective Date, the Debtors or the Wind-Down Debtors and Plan Administrator, as applicable, in consultation with the Required Consenting Stakeholders, shall take all applicable actions as may be necessary or appropriate to effectuate the Wind-Down, and any transaction described in, approved by, contemplated by, or necessary to effectuate the Wind-Down that are consistent with and pursuant to the terms and conditions of the Plan, which transactions may include, as applicable: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable parties may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and (if applicable) the Asset Purchase Agreement; and (c) all other actions that the applicable Wind-Down Debtor or the Plan Administrator determine to be necessary or advisable, including making filings or recordings that may be required by applicable law in connection with the Plan.

All Holders of Claims and Interests receiving distributions pursuant to the Plan and all other necessary parties in interest, including any and all agents thereof, shall prepare, execute, and deliver any agreements or documents, including any subscription agreements, and take any other actions as the Debtors determine are necessary or advisable to effectuate the provisions and intent of the Plan.

The Confirmation Order shall and shall be deemed to authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Wind-Down, including, for the avoidance of doubt, any and all actions required to be taken under applicable nonbankruptcy law.

C. Sources of Consideration for Plan Distributions.

The Debtors shall fund distributions under the Plan with: (i) the proceeds from the Sale Transaction, (ii) the Debtors’ Cash on hand, and (iii) the proceeds of any Causes of Action retained by the Wind-Down Debtors. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

D. Wind-Down Debtors.

On and after the Effective Date, at least one Debtor shall continue in existence after the Effective Date as the Wind-Down Debtors for purposes of, among other things, (i) winding down the Debtors’ business and affairs as expeditiously as reasonably possible as authorized by the Bankruptcy Court; (ii) resolving Disputed Claims; (iii) making distributions on account of Allowed Claims as provided hereunder; (iv) establishing and funding the Distribution Reserve Accounts; (v) enforcing and prosecuting claims, interests, rights, and privileges under the Causes of Action on the Schedule of Retained Causes of Action in an efficacious manner and only to the extent the benefits of such enforcement or prosecution are reasonably believed to outweigh the costs associated therewith; (vi) filing appropriate tax returns; (vii) complying with any continuing obligations under the Asset Purchase Agreement; and (viii) administering the Plan in an efficacious manner. The Wind-Down Debtors shall be deemed to be substituted as the party-in-lieu of the Debtors in all matters, including (x) motions, contested matters, and adversary proceedings pending in the Bankruptcy Court, and (y) all matters pending in any courts, tribunals, forums, or administrative proceedings outside of the Bankruptcy Court, in each case without the need or requirement for the Plan Administrator to file motions or substitutions of parties or counsel in each such matter.

Notwithstanding anything to the contrary in the Plan, on the Effective Date, any Cause of Action not settled, released, discharged, enjoined, or exculpated under the Plan or transferred pursuant to the Asset Purchase Agreement on or prior to the Effective Date shall vest in the Wind-Down Debtors and shall be subject to administration by the Plan Administrator, in consultation with the Required Consenting Stakeholders and the Committee Wind-Down Consultation Party, as further set forth in the Plan Administrator Agreement, and the net proceeds thereof shall constitute Distributable Value.

E. Plan Administrator.

On the Effective Date, the persons acting as managers, directors, and officers of the Wind-Down Debtors shall be deemed to have resigned, solely in their capacities as such, and their authority, power, and incumbency in such roles shall be deemed to have terminated, and the Plan Administrator shall be appointed as the sole manager, sole director, and sole officer of the Wind-Down Debtors and shall succeed to the powers of the Wind-Down Debtors’ managers, directors, and officers. The Plan Administrator shall act for the Wind-Down Debtors in the same fiduciary capacity as applicable to a board of managers, directors, and officers, subject to the provisions hereof (and all certificates of formation, membership agreements, and related documents are deemed amended by the Plan to permit and authorize the same) and shall retain and have all the rights, powers, privileges, and duties necessary to carry out his or her responsibilities under the Plan in accordance with the Wind Down and as otherwise provided in the Confirmation Order. As further set forth in the Plan Administrator Agreement, the Plan Administrator shall have access to the Debtors’ books and records that have vested with the Wind-Down Debtors (including any privileged materials).

From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for, the Wind-Down Debtors. The foregoing shall not limit the authority of the Wind-Down Debtors or the Plan Administrator, as applicable, to continue the employment of any former manager or officer. The Debtors, after the Confirmation Date, and the Wind-Down Debtors or Plan Administrator, after the Effective Date, shall be permitted to make payments to employees pursuant to employment programs then in effect, and, in the reasonable business judgment of the Plan Administrator, to implement additional employee programs and make payments thereunder solely as necessary to effectuate the Wind Down, without any further notice to or action, order, or approval of the Bankruptcy Court.

The powers of the Plan Administrator shall include any and all powers and authority to implement the Plan and to administer and distribute the Distribution Reserve Accounts and wind down the business and affairs of the Debtors and Wind-Down Debtors, including: (i) making distributions under the Plan; (ii) liquidating, receiving, holding, investing, supervising, and protecting the assets of the Wind-Down Debtors in accordance with the Wind-Down Reserve; (iii) taking all steps to execute all instruments and documents necessary to effectuate the distributions to be made under the Plan; (iv) making distributions from the Distribution Reserve Accounts as contemplated under the Plan; (v) establishing and maintaining bank accounts in the name of the Wind-Down Debtors; (vi) subject to the terms set forth herein, employing, retaining, terminating, or replacing professionals to represent it with respect to its responsibilities or otherwise effectuating the Plan to the extent necessary; (vii) paying all reasonable fees, expenses, debts, charges, and liabilities of the Wind-Down Debtors; (viii) except as otherwise provided for herein, enforcing and prosecuting claims, interests, rights, and privileges under the Causes of Action on the Schedule of Retained Causes of Action in accordance with Article IV.G; (ix) administering and paying taxes of the Wind-Down Debtors, including filing tax returns; (x) representing the interests of the Wind-Down Debtors or the Estates before any taxing authority in all matters, including any action, suit, proceeding, or audit; (xi) discharging the sellers’ and the Wind-Down Debtors’ post-Effective Date obligations under the Asset Purchase Agreement; and (xii) exercising such other powers as may be vested in it pursuant to order of the Bankruptcy Court or pursuant to the Plan, the Confirmation Order, or any applicable orders of the Bankruptcy Court or as the Plan Administrator reasonably deems to be necessary and proper to carry out the provisions of the Plan in accordance with the Wind-Down Reserve.

As further set forth in the Plan Administrator Agreement and subject to the terms thereof, the Plan Administrator shall adhere to certain reporting requirements to keep stakeholders reasonably informed of progress made in the Wind Down, including winding down the Estates, liquidating Claims, making distributions, and the disposition of Retained Causes of Action.

1. Retention of Professionals.

The Plan Administrator shall have the right, in consultation with the Required Consenting Stakeholders, to retain the services of attorneys, accountants, and other professionals that, at the discretion of the Plan Administrator, are necessary to assist the Plan Administrator in the performance of his or her duties for the Wind-Down Debtors. The reasonable fees and expenses of such professionals, if applicable, shall be paid from the Wind-Down Reserve upon the monthly submission of statements to the Plan Administrator. The payment of the reasonable fees and expenses of the Wind-Down Debtors’ retained professionals shall be made in the ordinary course of business from the Wind-Down Reserve and shall not be subject to the approval of the Bankruptcy Court.

2. Compensation of the Plan Administrator.

The Plan Administrator’s compensation, on a post-Effective Date basis, shall be as described in the Plan Supplement, reasonably acceptable to the Required Consenting Stakeholders, and paid out of the Wind-Down Reserve. Except as otherwise ordered by the Bankruptcy Court, the fees and expenses incurred by the Plan Administrator on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including attorney fees and expenses) made by the Plan Administrator in connection with such Plan Administrator’s duties shall be paid without any further notice to, or action, order, or approval of, the Bankruptcy Court in Cash from the Wind-Down Reserve if such amounts relate to any actions taken hereunder.

3. Plan Administrator Expenses.

All costs, expenses, and obligations incurred by the Plan Administrator or the Wind-Down Debtors in administering the Plan or in effecting distributions thereunder (including the reimbursement of reasonable expenses), including any costs, expenses, or obligations in any manner connected, incidental, or related thereto, shall be paid from the Wind-Down Reserve.

The Debtors and the Plan Administrator, as applicable, shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court. However, in the event that the Plan Administrator is so ordered after the Effective Date, all costs and expenses of procuring any such bond or surety shall be paid for with Cash from the Wind-Down Reserve.

4. Exculpation, Indemnification, Insurance, and Liability Limitation.

The Plan Administrator and all professionals retained by the Plan Administrator, each in their capacities as such, shall be deemed exculpated and indemnified, except for breach of fiduciary duty, fraud, willful misconduct, or gross negligence, in all respects by the Wind-Down Debtors. The Plan Administrator may obtain, at the expense of the Wind-Down Debtors and with funds from the Wind-Down Reserve, commercially reasonable liability or other appropriate insurance with respect to the indemnification obligations of the Wind-Down Debtors. The Plan Administrator may rely upon written information previously generated by the Debtors.

5. Tax Returns.

After the Effective Date, the Plan Administrator shall complete and file all final or otherwise required federal, state, and local tax returns for each of the Debtors and, pursuant to section 505 of the Bankruptcy Code and subject to applicable law, may request an expedited determination of any unpaid tax liability of such Debtor or its Estate for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws.

6. Dissolution of the Wind-Down Debtors.

Upon a certification to be Filed with the Bankruptcy Court by the Plan Administrator of all distributions having been made, completion of all of its duties under the Plan and the Asset Purchase Agreement, and entry of a final decree closing the last of the Chapter 11 Cases, the Wind-Down Debtors shall be deemed to be dissolved without any further action by the Wind-Down Debtors, including the filing of any documents with the secretary of state for the state in which each Wind-Down Debtor is formed or any other jurisdiction. The Plan Administrator, however, shall have authority to take all necessary actions to dissolve the Wind-Down Debtors in and withdraw the Wind-Down Debtors from applicable state(s).

F. Wind Down.

As soon as practicable after the Effective Date, the Plan Administrator shall: (i) cause the Debtors and the Wind-Down Debtors, as applicable, to comply with, and abide by, the terms of the Plan and any other documents contemplated thereby; (ii) to the extent applicable, file a certificate of dissolution or equivalent document, together with all other necessary corporate and company documents, to effect the dissolution of one or more of the Debtors or the Wind-Down Debtors under the applicable laws of their state of incorporation or formation (as applicable); and (iii) take such other actions as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan. Any certificate of dissolution or equivalent document may be executed by the Plan Administrator without the need for any action or approval by the shareholders or board of directors or managers of any Debtor. From and after the Effective Date, except with respect to Wind-Down Debtors as set forth herein, the Debtors (x) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, (y) shall be deemed to have canceled pursuant to the Plan all Equity Interests, and (z) shall not be liable in any manner to any taxing authority for franchise, business, license, or similar taxes accruing on or after the Effective Date. For the avoidance of doubt, notwithstanding the Debtors’ dissolution, the Debtors shall be deemed to remain intact solely with respect to the preparation, filing, review, and resolution of applications for Professional Fee Claims.

The filing of the final monthly report (for the month in which the Effective Date occurs) and all subsequent quarterly reports shall be the responsibility of the Debtors, the Wind-Down Debtors, or the Plan Administrator, as applicable.

G. Preservation of Causes of Action.

Except as otherwise provided herein or in the Sale Order, in accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article VIII hereof, the Wind-Down Debtors and the Plan Administrator (following transfer of such Causes of Action to the Plan Administrator), shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the rights of the Wind-Down Debtors or the Plan Administrator to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action (i) acquired by the Purchaser in accordance with the Asset Purchase Agreement, as applicable, or (ii) released or exculpated herein (including, without limitation, by the Debtors) pursuant to the releases and exculpations contained in the Plan, including in Article VIII hereof, which shall be deemed released and waived by the Debtors and the Wind-Down Debtors, as applicable, as of the Effective Date.

The Wind-Down Debtors or the Plan Administrator, as applicable, may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Wind-Down Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors, the Wind-Down Debtors, or the Plan Administrator, as applicable, will not pursue any and all available Causes of Action against it. The Debtors, the Wind-Down Debtors, and the Plan Administrator, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as may be assigned or transferred to the Purchaser in accordance with the Asset Purchase Agreement or as otherwise expressly provided in the Plan, including Article VIII of the Plan. Unless any Causes of Action against a Person or Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Wind-Down Debtors, or the Plan Administrator, as applicable, expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Debtors, the Wind-Down Debtors, or the Plan Administrator, as applicable, reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the corresponding Wind-Down Debtor except as otherwise expressly provided in the Plan, including Article VIII of the Plan. Prior to the Effective Date, the Debtors, and on and after the Effective Date, the Wind-Down Debtors, or the Plan Administrator, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. Prior to the Effective Date, the Debtors, and on and after the Effective Date, the Wind-Down Debtor, or the Plan Administrator, in

consultation with the Required Consenting Stakeholders and the Committee Wind-Down Consultation Party, as further set forth in the Plan Administrator Agreement, shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Article IV.G include any Claim or Cause of Action against a Released Party or Exculpated Party.

H. Cancellation of Existing Agreements and Interests.

On the Effective Date, except for the purpose of evidencing a right to a distribution under the Plan or to the extent otherwise provided in the Plan, including in Article V.A hereof, all notes, agreements, instruments, certificates, and other documents evidencing Claims or Interests, including the 2028 Senior Secured Notes Indenture, the Convertible Notes Documents, and all other credit agreements and indentures, without any need for further action or approval of the Bankruptcy Court or for a Holder to take further action, shall automatically be deemed discharged, cancelled, and of no further force and effect, and the obligations of the Debtors, any non-Debtor Affiliate, thereunder or in any way related thereto, including any Liens and/or Claims in connection therewith, shall be deemed satisfied in full, cancelled, discharged, released, and of no force or effect, and the Trustees shall be released from all duties and obligations thereunder; provided, however, that provisions of the 2028 Senior Secured Notes Indenture and the other 2028 Senior Secured Notes Documents and the Convertible Notes Documents that survive the termination of the respective Indenture pursuant to its terms, including indemnification and charging lien rights of the Trustees, shall continue in full force and effect; provided further, however, that the rights to pursue any and all Claims and Causes of Action of Holders of the Convertible Notes (including both Holders of Convertible Notes Claims and Holders who elect to treat their Convertible Notes Claims as Convenience Class Claims) who elect to opt out of the releases contained in Article VIII.D of the Plan shall be preserved and not impacted by termination of the Convertible Notes Indentures or cancellation, discharge and release of the Convertible Notes, subject in all respects to the gatekeeper provision contained in Article VIII.D. Holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan.

Notwithstanding such cancellation, discharge and release, the 2028 Senior Secured Notes Documents and the Convertible Notes Documents and any notes, instruments, or other documents issued or evidencing Claims thereunder shall continue in effect to the extent necessary (i) to allow the Holders of Convertible Note Claims, Convenience Class Claims arising from Holders of the Convertible Notes who elect to treat their Convertible Notes Claims as Convenience Class Claims, and 2028 Senior Secured Note Claims to receive and accept distributions; (ii) to allow the Trustees to receive and make, or direct, post-Effective Date distributions, as applicable, or take such other action pursuant to the Plan on account of such Claims and to otherwise exercise their rights and discharge their obligations relating to the interests of the Holders of such Claims; (iii) to preserve any rights of each Trustee (on its own behalf or on behalf of any applicable Holder) thereunder, respectively, to maintain, exercise, and enforce any applicable rights of indemnity, reimbursement, or contribution, or subrogation or any other claim or entitlement; (iv) to preserve any rights of the Trustees to payment of fees, expenses, and indemnification obligations as against any distributions to the Holders of notes (whether or not such Holders elect to treat their Claims as Convenience Class Claims), including any rights to priority of payment and/or to exercise charging liens and enforce its rights, claims, and interests, vis-à -vis any party other than the Debtors; (v) to allow each Trustee to enforce any obligations owed to such Trustee under the Plan; and (vi) to allow the Trustees to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court.

Upon completion of the final distributions in accordance with Article VI hereof, (i) the 2028 Senior Secured Notes and the Convertible Notes shall thereafter be deemed null, void, and worthless, and (ii) at the request of the applicable Trustee under the applicable Indenture, DTC shall take down the relevant position relating to the 2028 Senior Secured Notes and the Convertible Notes without any requirement of indemnification or security on the part of the Debtors, the Trustees, or any third party designated by the foregoing parties, and the Debtors and/or Wind-Down Debtors, as applicable, shall use reasonable efforts to coordinate with the Trustees with respect to the surrender and cancellation of the 2028 Senior Secured Notes and Convertible Notes at DTC.

Except for the foregoing, subsequent to the performance by the Trustees of their obligations pursuant to the Plan or as may be necessary to effectuate the terms of this Plan, without any further action or approval of the Bankruptcy Court, the Trustees shall be automatically and fully relieved and discharged from all further duties and responsibilities related to the Plan and the respective Indenture and related or ancillary documents.

I. Section 1146 Exemption.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Wind-Down Debtor or to or from any other Person) of property under the Plan or pursuant to: (i) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Wind-Down Debtors, as applicable; (ii) the Wind-Down Transactions; (iii) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iv) the making, assignment, or recording of any lease or sublease; or (v) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax, fee, or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax, fee, or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146 of the Bankruptcy Code, shall forego the collection of any such tax, fee, or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment.

J. Corporate Action.

Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including, (i) implementation of the Wind-Down; (ii) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (iii) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (iv) consummation of the Sale Transaction pursuant to the Asset Purchase Agreement and related documents; (v) formation of the Wind-Down Debtors and selection of the Plan Administrator; and (vi) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Wind-Down contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan or deemed necessary or desirable by the Debtors before, on, or after the Effective Date involving the corporate structure of the Debtors or the Wind-Down Debtors, and any corporate action required by the Debtors or the Wind-Down Debtors in connection with the Plan or corporate structure of the Debtors or Wind-Down Debtors shall be deemed to have occurred and shall be in effect on the Effective Date, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Plan Administrator. Before, on, or after the Effective Date, the appropriate officers of the Debtors or the Plan Administrator, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Wind-Down Debtors, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.J shall be effective notwithstanding any requirements under non-bankruptcy law.

K. Dissolution of the Board of the Debtors.

As of the Effective Date, the existing boards of directors or managers, as applicable, of the Debtors shall be dissolved without any further action required on the part of the Debtors or the Debtors’ officers, directors, managers, shareholders, or members, and any remaining officers, directors, managers, or managing members of any Debtor shall be dismissed without any further action required on the part of any such Debtor, the equity holders of the Debtors, the officers, directors, or managers, as applicable, of the Debtors, or the members of any Debtor.

As of the Effective Date, the Plan Administrator shall act as the sole officer, director, and manager, as applicable, of the Debtors with respect to their affairs. Subject in all respects to the terms of this Plan, the Plan Administrator shall have the power and authority to take any action necessary to wind down and dissolve any of the Debtors, and shall: (i) file a certificate of dissolution for any of the Debtors, together with all other necessary corporate and company documents, to effect the dissolution of the Debtors under the applicable laws of the applicable state(s) of formation; and (ii) complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for any of the Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any of the Debtors or their Estates for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws.

The filing by the Plan Administrator of any of the Debtors’ certificates of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, board of directors, or board of managers of any of the Debtors or any of their Affiliates.

L. Effectuating Documents; Further Transactions.

On and after the Effective Date, the Plan Administrator may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Wind-Down, and the Securities issued pursuant to the Plan in the name of and on behalf of the Wind-Down Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

M. Vesting of Assets in the Wind-Down Debtors.

Except as otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, or entered into in connection with or pursuant to, the Plan, the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Wind-Down Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, each Wind-Down Debtor may operate its business and use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

N. Director and Officer Liability Insurance.

After the Effective Date, none of the Wind-Down Debtors shall terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies in effect on or after the Petition Date, with respect to conduct or events occurring prior to the Effective Date, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such D&O Liability Insurance Policy for the full term of such D&O Liability Insurance Policy, to the extent set forth therein and in accordance with and subject in all respects to the terms and conditions of such D&O Liability Insurance Policy, which shall not be altered, regardless of whether such directors and officers remain in such positions after the Effective Date.

On the Effective Date, any and all D&O Liability Insurance Policies shall be assumed by the Wind-Down Debtors pursuant to sections 105 and 365 of the Bankruptcy Code, and nothing shall alter, modify, amend, expand or otherwise affect any coverage for defense and indemnity under any applicable D&O Liability Insurance Policy available to any individuals and/or entities under such D&O Liability Insurance Policy in accordance with and subject in all respects to the terms and conditions of such D&O Liability Insurance Policy, which shall not be altered.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Assumption and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided herein, each Executory Contract or Unexpired Lease not previously assumed, assumed and assigned, or rejected shall be deemed automatically rejected by the applicable Wind-Down Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (a) is identified on the Schedule of Assumed Executory Contracts and Unexpired Leases; (b) has been previously assumed or rejected by the Debtors pursuant to a Bankruptcy Court order; (c) is the subject of a Filed motion to assume, assume and assign, or reject such Executory Contract or Unexpired Lease (or of a Filed objection with respect to the proposed assumption and assignment of such contract) that is pending on the Effective Date; (d) is a contract, release, or other agreement or document entered into in connection with the Plan; (e) is the Asset Purchase Agreement; (f) is to be assumed by the Debtors and assigned to the Purchaser in connection with the Sale Transaction and pursuant to the Asset Purchase Agreement; or (g) is an Insurance Policy.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of all assumptions, assumptions and assignments, and rejections, including the assumption of the Executory Contracts or Unexpired Leases as provided for in the Plan, the Plan Supplement, and the Confirmation Order, pursuant to sections 365(a) and 1123 of the Bankruptcy Code; provided that neither the Plan nor the Confirmation Order is intended to or shall be construed as limiting the Debtors’ authority under the Sale Order to assume and assign Executory Contracts and Unexpired Leases to Purchaser pursuant to the Asset Purchase Agreement. Any Filed motions to assume, assume and assign, or reject any Executory Contracts or Unexpired Leases (or Filed objection with respect to the proposed assumption and assignment of such contract) that is pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order but may be withdrawn, settled, or otherwise prosecuted by the Wind-Down Debtors or the Plan Administrator, with any such disposition to be deemed to effect an assumption, assumption and assignment, or rejection, as applicable, as of the Effective Date.

Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed (or assumed and assigned) Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by any order of the Bankruptcy Court, which has not been assigned to a third party on or prior to the Effective Date, shall revest in and be fully enforceable by the Plan Administrator in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

Notwithstanding anything to the contrary in the Plan, the Debtors, the Wind-Down Debtors, and the Plan Administrator, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases and the Schedule of Rejected Executory Contracts and Unexpired Leases identified in this Article V of the Plan and in the Plan Supplement at any time through and including thirty (30) days after the Effective Date. The Debtors or the Wind-Down Debtors, as applicable, shall provide notice of any amendments to the Schedule of Assumed Executory Contracts and Unexpired Leases and the Schedule of Rejected Executory Contracts and Unexpired Leases to the parties to the Executory Contracts or Unexpired Leases affected thereby.

B. Indemnification Obligations.

Consistent with applicable law, all indemnification provisions in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, D&O Liability Insurance Policies, or otherwise) for current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall (i) not be discharged, impaired, or otherwise affected in any way, including by the Plan, the Plan Supplement, or the Confirmation Order; (ii) remain intact, in full force and effect, and irrevocable; (iii) not be limited, reduced, or terminated after the Effective Date; and (iv) survive the effectiveness of the Plan on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Effective Date irrespective of whether such indemnification obligation is owed for an act or event occurring before, on, or after the Petition Date. All such obligations shall be deemed and treated as Executory Contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Plan Administrator. Any Claim or other right to indemnification, reimbursement, or contribution by the Debtors’ directors, officers, or managers pursuant to charter, by-laws, contract, or otherwise against the Debtors or the Estates, shall be satisfied solely from the proceeds of any applicable D&O Liability Insurance Policies, or similar policy providing coverage to the Debtors’ directors, officers, and managers, which policies shall survive the Effective Date, and which Claims or rights shall not be satisfied from any other assets of the Wind-Down Debtors or any proceeds thereof.

C. Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the rejection, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan or the Schedule of Rejected Executory Contracts and Unexpired Leases. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of (i) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (ii) the effective date of such rejection, or (iii) the Effective Date. The notice of the Plan Supplement shall be deemed appropriate notice of rejection when served on applicable parties.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed and forever barred from assertion and shall not be enforceable against the Debtors, the Wind-Down Debtors, the Estates, the Plan Administrator, or their property without the need for any objection by the Debtors, the Wind-Down Debtors, or the Plan Administrator, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged and shall be subject to the permanent injunction set forth in Article VIII.F of the Plan, notwithstanding anything in a Proof of Claim to the contrary.

All Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim as set forth in Article III.B of the Plan and may be objected to in accordance with the provisions of Article VII of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

D. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

The Debtors or the Wind-Down Debtors, as applicable (it being understood that the assumption and assignment of the Executory Contracts or Unexpired Leases pursuant to the Asset Purchase Agreement shall be authorized and governed by the Sale Order, and, in the event of any inconsistency between this Plan and Sale Order concerning the assumption and assignment of such Executory Contracts or Unexpired Leases and related Cures, the terms of the Sale Order shall govern and control) shall pay Cures, if any, on the Effective Date or as soon as reasonably practicable thereafter. The proposed amount and timing of payment of each such Cure shall be set forth in the Plan Supplement unless otherwise agreed in writing (email being sufficient) between the Debtors or the Wind-Down Debtors and the counterparty to the applicable Executory Contract or Unexpired Lease. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, any objection (an “Executory Contract Objection”) Filed by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or assumption and assignment, including pursuant to the Plan, or related Cure amount must be Filed, served, and actually received by counsel to the Debtors and the U.S. Trustee by the applicable Assumption or Rejection Objection Deadline or any other deadline that may be set by the Bankruptcy Court. Any Executory Contract Objection (x) timely Filed prior to the Confirmation Hearing will be heard by the Bankruptcy Court at the Confirmation Hearing unless otherwise agreed to by the Debtors and the objecting party or (y) timely Filed after the Confirmation Hearing shall be heard as soon as reasonably practicable on a date requested by the Debtors or the Wind-Down Debtors, as the case may be. Any Executory Contract Objection that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion and shall not be enforceable against any Wind-Down Debtor without the need for any objection by the Wind-Down Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Wind-Down Debtors, as applicable, of the Cure amount; provided that nothing herein shall prevent the Wind-Down Debtors from paying any Cure amount despite the failure of the relevant counterparty to File an Executory Contract Objection. The Debtors or the Wind-Down Debtors, as applicable, may also settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption or assumption and assignment of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption and/or assignment.

If there is any dispute regarding any Cure, the ability of the Wind-Down Debtors, or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption (or assumption and assignment), then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order (which may be the Confirmation Order) resolving such dispute, approving such assumption (and, if applicable, assumption and assignment), or as may be agreed upon by the Debtors or the Wind-Down Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

To the extent an Executory Contract Objection relates solely to a Cure, the Debtors or the Wind-Down Debtors, as applicable, may assume and/or assume and assign the applicable Executory Contract or Unexpired Lease prior to the resolution of the Cure objection; provided that the Debtors or the Wind-Down Debtors, as applicable, reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required Cure payment by the non-Debtor party to such Executory Contract or Unexpired Lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court or otherwise agreed to by such non-Debtor party and the applicable Wind-Down Debtor).

Assumption (or assumption and assignment) of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to this Article V.D shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed (or assumed and assigned) in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this Article V.D, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

E. Insurance Policies.

Notwithstanding anything to the contrary in the Plan, the Confirmation Order, any other Definitive Document, any notice of any Cure amounts or Cure Claim, the Sale Order, any bar date order or bar date notice, any claim objection, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases): (a) on the Effective Date, the Wind-Down Debtors shall be deemed to have assumed all Insurance Policies, unaltered and in their entireties, pursuant to sections 105 and 365 of the Bankruptcy Code and, after the foregoing assumption of the

Insurance Policies, all of the Insurance Policies shall vest, unaltered and in their entireties, in the Plan Administrator; (b) on and after the Effective Date, the Plan Administrator, on behalf of the Wind-Down Debtors, shall become and remain liable in full for all of its, the Debtors, and the Wind-Down Debtors’ obligations under the Insurance Policies regardless of whether such obligations arise before, on, or after the Effective Date, without the need or requirement for any Insurers to file or serve any notice of recoupment or a request, application, claim, Proof of Claim or motion for payment or allowance of any Administrative Claim or any objection to a proposed Cure amount and without any Insurers being subject to any bar date, Administrative Claims Bar Date, or similar deadline governing Cure amounts or other Claims; (c) nothing (i) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any Insurance Policies or (ii) alters or modifies the obligation, if any, of the Insurers to pay claims covered by Insurance Policies and their right to seek payment or reimbursement from the Debtors (or, after the Effective Date, the Plan Administrator) or draw on any collateral or security therefor; (d) nothing shall permit or otherwise effectuate a sale, assignment or other transfer of any Insurance Policy and/or any rights, benefits, claims, proceeds, rights to payment, or recoveries under and/or relating to any Insurance Policy without the prior express written consent of the applicable Insurer; and (e) the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (II) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (III) the Insurers to cancel any Insurance Policies and take other actions relating to the Insurance Policies (including effectuating a setoff and/or asserting any recoupment or subrogation rights or claims).

F. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Wind-Down Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtors and the Wind-Down Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases.

G. Reservation of Rights.

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Debtors or the Wind-Down Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Plan Administrator, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease under the Plan.

H. Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A. Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the Effective Date (or, if a Claim or Interest is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests (as applicable) in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VII hereof. Except as otherwise provided in the Plan, Holders of Claims of Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B. Disbursing Agent.

All distributions under the Plan shall be made by the Disbursing Agent on the Effective Date or at such other time as provided for in the Plan. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Wind-Down Debtors or the Plan Administrator, as applicable.

C. Rights and Powers of Disbursing Agent.

1. Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof. Subject to the express written consent and direction of and with the cooperation of the Trustees, the Disbursing Agent may make distributions on account of the 2028 Secured Notes Claims, Convertible Notes Claims, and Convenience Class Claims arising from the Convertible Notes Claims, subject in all respects to the rights of the Trustees to payment of fees, expenses, and indemnification obligations as against any distributions to the Holders, including any rights to priority of payment and/or to exercise charging liens.

2. Expenses Incurred on or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Plan Administrator.

D. Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1. Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. For the avoidance of doubt, the Distribution Record Date shall not apply to the 2028 Secured Notes Claims, Convertible Notes Claims, and Convenience Class Claims arising from Holders who elect to have their Convertible Notes Claims treated as Convenience Class Claims the Holders of which shall receive a distribution (if any) in accordance with the terms of this Article VI on or as soon as practicable after the Effective Date.

2. Delivery of Distributions in General.

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims or Allowed Interests shall be made to Holders of record as of the Distribution Record Date by the Disbursing Agent: (a) to the signatory set forth on any Proof of Claim or Proof of Interest Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Proof of Interest is Filed or if the Debtors have not been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Wind-Down Debtors, the Plan Administrator, or the Disbursing Agent, as applicable, after the date of any related Proof of Claim or Proof of Interest; or (c) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Subject to this Article VI, distributions under the Plan on account of Allowed Claims or Allowed Interests shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim or Allowed Interest shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Wind-Down Debtors, the Plan Administrator, and the Disbursing Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for fraud, gross negligence, or willful misconduct.

3. Delivery of Distributions on Account of Allowed Note Claims.

Notwithstanding any provision of the Plan to the contrary, distributions of Cash on account of Allowed 2028 Senior Secured Notes Claims, Allowed Convertible Notes Claims, or Allowed Convenience Class Claims arising from Holders who elect to have their Convertible Notes Claims treated as Convenience Class Claims shall be made to or at the direction of the respective Trustee for further distribution in accordance with the terms of the 2028 Senior Secured Notes Documents or the Convertible Note Documents, as applicable. Such distributions shall be subject in all respects to the rights of the Trustees to assert their respective charging liens against such distributions as set forth in the respective Indenture, to the extent that the fees and expenses of the Trustees, including without limitation the Convertible Notes Trustee Fees have not otherwise been paid in full.

The Trustees shall have no duties or responsibility relating to any form of distribution to Holders of Claims that are not DTC-eligible and the Debtors, the Wind-Down Debtors and/or the Disbursing Agent, as applicable, shall use reasonably commercial efforts to seek the cooperation of DTC so that any distribution on account of Allowed 2028 Senior Secured Notes Claims, Allowed Convertible Notes Claims, or Allowed Convenience Class Claims arising from Holders who elect to have their Convertible Notes Claims treated as Convenience Class Claims that are held in the name of, or by a nominee of, DTC, shall be made to the extent possible through the facilities of DTC (whether by means of book-entry exchange or otherwise) on the Effective Date or as soon as practicable thereafter. In no event shall the Trustees (in any capacity) be responsible for any manual, paper, or similar physical, and/or individualized method of distribution or other method of distribution that is not customary for the Trustees under the circumstances. If the Trustees are unable to make, or the Trustees consent to the Disbursing Agent making such distributions, the Disbursing Agent, with the cooperation of the Trustees, shall make such distributions to the extent practicable.

The Trustees shall not incur any liability whatsoever on account of any distributions under the Plan, except for fraud, gross negligence, or willful misconduct. The Debtors or the Wind-Down Debtors, as applicable, shall reimburse the 2028 Senior Secured Notes Collateral Agent, 2028 Senior Secured Notes Trustee, and Convertible Notes Trustee for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred on or after the Effective Date solely in connection with the implementation of the Plan, including making distributions pursuant to, and in accordance with, the Plan, without the need for further approval or order of the Bankruptcy Court.

4. Minimum Distributions.

Notwithstanding any other provision of the Plan, the Disbursing Agent will not be required to make distributions of Cash less than $100 in value (whether cash or otherwise), and each such Claim to which this limitation applies shall be released pursuant to Article VIII and its Holder is forever barred pursuant to Article VIII from asserting such Claim against the Debtors, the Wind-Down Debtors, the Plan Administrator, or their property.

5. Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any Holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Plan Administrator automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheatment, abandoned property, or unclaimed property laws to the contrary), and the Claim or Interest of any Holder related to such property or interest in property shall be discharged and forever barred. The Plan Administrator and the Disbursing Agent shall have no obligation to attempt to locate any Holder of an Allowed Claim other than by reviewing the Debtors’ books and records and the Bankruptcy Court’s filings.

E. Manner of Payment.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in other applicable agreements.

F. Compliance with Tax Requirements.

In connection with the Plan, to the extent applicable, any applicable withholding or reporting agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, any applicable withholding or reporting agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and Plan Administrator, as applicable, reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

G. Allocations.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

H. No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Plan, the Cash Collateral Orders, or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no Holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

I. Foreign Currency Exchange Rate.

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal (National Edition), on the Effective Date.

J. Setoffs and Recoupment.

Except as expressly provided in the Plan, each Wind-Down Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Wind-Down Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (i) agreed in amount among the relevant Wind-Down Debtor(s) and Holder of Allowed Claim or (ii) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Wind-Down Debtor or its successor of any and all claims, rights, and Causes of Action that such Wind-Down Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or Plan Administrator, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

K. Claims Paid or Payable by Third Parties.

1. Claims Paid by Third Parties.

The Debtors or the Plan Administrator, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or the Plan Administrator. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or the Plan Administrator on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Debtor or the Plan Administrator to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. If the Debtors or the Plan Administrator, as applicable, become aware of any payment of a Claim by a third party, the Debtors or Plan Administrator, as applicable, will send a notice of wrongful payment to the Holder of such Claim requesting the return of any excess payments and advising the recipient of the provisions of the Plan requesting turnover of excess Estate funds. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Debtor or Plan Administrator annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14) day grace period specified above until the amount is fully repaid.

2. Claims Payable by Third Parties.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more Insurers agrees to pay in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such Insurers’ payment, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3. Applicability of Insurance Policies.

Except as otherwise provided in the Plan, payments to Holders of Claims covered by Insurance Policies shall be in accordance with the provisions of any applicable Insurance Policy. Notwithstanding anything to the contrary contained herein (including Article III of the Plan), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers, under any Insurance Policies, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED, AND DISPUTED CLAIMS

A. Disputed Claims Process.

The Plan Administrator shall have the exclusive authority to (i) determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that a claim subject to any Proof of Claim that is Filed is Allowed and (ii) File, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under the Plan. Except as otherwise provided herein, all Proofs of Claim Filed after the earlier of: (a) the Effective Date or (b) the applicable claims bar date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Debtor or the Plan Administrator, without the need for any objection by the Debtor or the Plan Administrator or any further notice to or action, order, or approval of the Bankruptcy Court.

The Plan Administrator shall consult and cooperate in good faith with the Required Consenting Stakeholders, the Committee Wind-Down Consultation Party, and their respective advisors with respect to the treatment and resolution of any material Disputed Claims asserted against the Debtors, which treatment and resolution shall be subject to the consent of the Required Consenting Stakeholders.

B. Allowance of Claims.

After the Effective Date, and subject to the terms of the Plan, the Plan Administrator shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. The Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim or Interest shall become an Allowed Claim or Allowed Interest unless and until such Claim or Interest is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim or Interest.

Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, or that is not or has not been Allowed by the Plan or a Final Order is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court.

C. Estimation of Claims.

Before or after the Effective Date, the Debtors and the Plan Administrator, as applicable, in consultation with the Required Consenting Stakeholders and the Committee Wind-Down Consultation Party, may (but are not required to), at any time, request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to applicable law, including pursuant to section 502(c) of the Bankruptcy Code, for any reason, regardless of whether any party previously has objected to such Disputed Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under sections 157 and 1334 of the Judicial Code to estimate any such Disputed Claim or Interest, including during the litigation of any objection to any Disputed Claim or Interest or during the pendency of any appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Disputed Claim or Interest that has been expunged from the Claims Register but that either is subject to appeal or has not been the subject of a Final Order shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions) and may be used as evidence in any supplemental proceedings, and the Debtors or the Plan Administrator, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Disputed Claim or Interest that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before fourteen (14) days after the date on which such Disputed Claim or Interest is estimated.

D. Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan, after the Effective Date, the Plan Administrator, shall have the sole authority: (i) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (ii) to settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (iii) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Wind-Down Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to the Plan.

E. Time to File Objections to Claims.

Any objections to Claims shall be Filed by the Plan Administrator, on or before the Claims Objection Deadline, as such deadline may be extended from time to time.

F. Adjustment to Claims or Interests without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Wind-Down Debtors without having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. Additionally, any Claim or Interest that is duplicative or redundant with another Claim against or Interest in the same Debtor or another Debtor may be adjusted or expunged on the Claims Register by the Plan Administrator without the Plan Administrator having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

G. Disputed and Contingent Claims Reserve and GUC Distribution Reserve.

On or after the Effective Date, the Debtors or the Plan Administrator, as applicable, with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Stakeholders and in consultation with the Committee Wind-Down Consultation Party, shall establish the Disputed Claims Reserve for Claims that are contingent or have not yet been Allowed, in an amount or amounts as reasonably determined by the applicable Debtors or the Plan Administrator, as applicable, consistent with the Proof of Claim Filed by the applicable Holder of such Disputed Claim and the treatment of such asserted Claim under the Plan. Following the final resolution of all Disputed Claims, any residual amounts in the Disputed Claims Reserve shall constitute Residual Cash and be immediately distributable to Holders of Allowed Class 3 2028 Senior Secured Notes Claims until the Allowed Class 3 2028 Senior Secured Notes Claims are paid in full in Cash and thereafter otherwise pursuant to the Plan.

On the Effective Date, the Debtors shall establish the GUC Distribution Reserve. Subject to the terms of the Plan (including Article XII.D), the GUC Distribution Reserve shall be distributed Pro Rata to Holders of Allowed Class 5 Subsidiary Unsecured Claims, Allowed Class 6 Parent Unsecured Claims, and Class 11 Contingent Subsidiary Unsecured Claims.

H. Disallowance of Claims or Interests.

All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Wind-Down Debtors, as applicable, allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims or Interests may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Wind-Down Debtor. All Claims Filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan after notice to the Holder of such Claim, but without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as provided herein or otherwise agreed to by the Wind-Down Debtors, in their sole discretion, any and all Proofs of Claim Filed after the applicable bar date shall be deemed Disallowed as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order.

I. Amendments to Proofs of Claim or Interest.

On or after the Effective Date, a Proof of Claim or Proof of Interest may not be Filed or amended without the prior authorization of the Bankruptcy Court, the Debtors, the Wind-Down Debtors, or the Plan Administrator, as applicable, and any such new or amended Proof of Claim or Proof of Interest Filed that is not so authorized before it is Filed shall be deemed Disallowed in full and expunged without any further action, order, or approval of the Bankruptcy Court absent prior Bankruptcy Court approval or agreement by the Debtors, the Wind-Down Debtors, or the Plan Administrator, as applicable; provided that the foregoing shall not apply to Administrative Claims or Claims Filed by Governmental Units to the extent the applicable bar date has not yet occurred.

J. Distributions Pending Allowance.

Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest; provided that, for the avoidance of doubt, if any portion of a Subsidiary Unsecured Claim is Disputed, only the portion of the Subsidiary Unsecured Claim that is undisputed shall be deemed Allowed for purposes of distribution on account of the undisputed amount.

K. Distributions After Allowance.

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Allowed Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Allowed Interest (as applicable) in accordance its Pro Rata share of the Disputed Claims Reserve Amount in full and final satisfaction of such Allowed Claim or Allowed Interest. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim or Interest unless required under applicable bankruptcy law.

ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A. Settlement, Compromise, and Release of Claims.

Pursuant to the Bankruptcy Code and Bankruptcy Rules and in consideration for the distributions and other benefits provided pursuant to the Plan, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distribution, rights, and treatment that are provided in the Plan shall be in complete settlement, compromise, and release, effective as of the Effective Date, of Claims, Intercompany Claims resolved or compromised after the Effective Date by the Debtors, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities, of Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests related to service performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representation or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Proof of Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such Claim or Interest has accepted the Plan.

B. Release of Liens.

Except as otherwise provided in the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim or any related claim that may be asserted against a non-Debtor Affiliate, in satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates or any non-Debtor Affiliate shall be fully released, settled, and compromised, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors shall automatically revert to the Applicable Debtor or Wind-Down Debtor, as applicable, and their successors and assigns, in each case without any further approval or order of the Bankruptcy Court and without any action of Filing being required to be made by the Debtors or the Wind-Down Debtors. Any Holder of such Secured Claim or claim against a non-Debtor Affiliate (and the applicable agents or trustees for such Holder) shall be authorized and directed, to release any collateral or other property of any Debtor or non-Debtor Affiliate (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents or trustees for such Holder) and to take such actions as may be reasonably requested by the Wind-Down Debtors or the Plan Administrator, at the expense of the Wind-Down Debtors or the Plan Administrator, as applicable, to evidence the release of such Lien, including the execution, delivery, and filing or recording of documents evidencing such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

C. Releases by the Debtors.

Except as otherwise specifically provided in the Plan or the Confirmation Order, pursuant to the Bankruptcy Code and Bankruptcy Rules, for good and valuable consideration, as of the Effective Date, each Released Party is deemed, hereby conclusively, absolutely, unconditionally, irrevocably and forever released and discharged by the Debtors, the Wind-Down Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of, the foregoing Entities, from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims asserted or assertable on behalf of the Debtors, the Wind-Down Debtors, or their Estates (as applicable), whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Wind-Down Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, or that any Holder of any Claim against or Interest in a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof or otherwise), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among the Debtors or between the Debtors and their non-Debtor Affiliates, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or filing of the TSA, the Disclosure Statement, the Plan, the Sale Transaction, the Asset Purchase Agreement, the Definitive Documents, or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the TSA, the Disclosure Statement, the Sale Transaction, the Asset Purchase Agreement, the Definitive Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any post-Effective Date obligations of any party or Entity under the Plan, any transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (ii) any Causes of Action specifically retained by the Debtors pursuant to a schedule of retained Causes of Action to be attached as an exhibit to the Plan Supplement, or (iii) any Causes of Action against former directors, officers, employees, and professionals of the Debtors.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to the Bankruptcy Code and Bankruptcy Rules, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan and, further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Wind-Down Transactions and implementing the Plan; (ii) a good faith settlement and compromise of the Claims released by the Debtor Release; (iii) in the best interests of the Debtors and all Holders of Claims and Interests; (iv) fair, equitable, and reasonable; (v) given and made after due notice and opportunity for hearing; (vi) a sound exercise of the Debtors’ business judgment; and (vii) a bar to any of the Debtors or Wind-Down Debtors or their respective Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

D. Releases by Holders of Claims and Interests.

Except as otherwise specifically provided in the Plan or the Confirmation Order, as of the Effective Date, each Releasing Party, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, is deemed to have, hereby conclusively, absolutely, unconditionally, irrevocably and forever released and discharged each Debtor, Wind-Down Debtor, and Released Party from any and all Claims and Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of the Debtors, the Wind-Down Debtors, or their Estates (as applicable), that such Entity would have been legally entitled to assert in its own right (whether individually or collectively or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof or otherwise), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among the Debtors or between the Debtors and their non-Debtor Affiliates, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or filing of the TSA, the Disclosure Statement, the Plan, the Sale Transaction, the Asset Purchase Agreement, the Definitive Documents, or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the TSA, the Disclosure Statement, the Sale Transaction, the Definitive Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any post-Effective Date obligations of any party or Entity under the Plan, any transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or (ii) any Causes of Action specifically retained by the Debtors pursuant to a schedule of retained Causes of Action to be attached as an exhibit to the Plan Supplement.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to the Bankruptcy Code and Bankruptcy Rules, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in this Article VIII.D, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (i) consensual; (ii) essential to the confirmation of the Plan; (iii) given in exchange for good and valuable consideration provided by the Released Parties; (iv) a good faith settlement and compromise of the Claims released by the Third-Party Release; (v) in the best interests of the Debtors and their Estates; (vi) fair, equitable, and reasonable; (vii) a sound exercise of the Debtors’ business judgment; (viii) given and made after due notice and opportunity for hearing; and (ix) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.

Without limiting the foregoing, from and after the Effective Date, any Entity that is given the opportunity to opt out of the releases contained in this Article VIII.D and does not exercise such opt out is a Releasing Party and may not assert any Claim or other Cause of Action against any Released Party based on or relating to, or in any manner arising from, in whole or in part, the Debtors. From and after the Effective Date, any Entity (i) that opted out of the releases contained in this Article VIII.D or (ii) was deemed to reject the Plan may not assert any Claim or other Cause of Action against any Released Party for which it is asserted or implied that such Claim or Cause of Action is not subject to the releases contained in Article VIII.C of the Plan without first obtaining a Final Order from the Bankruptcy Court (a) determining, after notice and a hearing, that such Claim or Cause of Action is not subject to the releases contained in Article VIII.C of the Plan, and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Released Party. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Claim or Cause of Action constitutes a direct or derivative claim, is colorable and, only to the extent legally permissible and as provided for in Article XI of the Plan, the Bankruptcy Court shall have jurisdiction to adjudicate the underlying Claim or Cause of Action; provided, however, that nothing in this paragraph requires, precludes, and/or prohibits an Insurer to or from administering, handling, defending, settling and/or paying claims covered by any Insurance Policies in accordance with and subject to the terms and conditions of such Insurance Policies and/or applicable non-bankruptcy law.

E. Exculpation.

Except as otherwise expressly provided in the Plan or the Confirmation Order, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third-Party Release, no Exculpated Party shall have or incur, and each Exculpated Party is exculpated from any Cause of Action for any claim related to any act or omission arising on or after the Petition Date and through the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan, the Sale Transaction, the Definitive Documents, or any transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement, the Sale Transaction, the Definitive Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, bad faith, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

F. Injunction.

Pursuant to 11 U.S.C. § 362(c)(1), the automatic stay of an act against property of the Debtors’ estates will continue until such property is no longer property of the Debtors’ estates, and pursuant to 11 U.S.C. §362(c)(2), the stay of any other act described in 11 U.S.C. § 362(a) continues until the earlier of the closure or dismissal of these Chapter 11 Cases. In addition, as of the Effective Date and subject to the occurrence of the Effective Date, except as otherwise specifically provided in this Plan or the Confirmation Order, all Persons and Entities who have held, hold, or may hold Claims or Interests that are fully satisfied pursuant to the Plan or any Claim or Interest that is subject to the releases and exculpations set forth in the Plan shall be precluded and permanently enjoined on and after the Effective Date from enforcing, pursuing, or seeking any setoff or relief with respect to such Claims or Interests, except for the receipt of the payments or Distributions that are contemplated by the Plan.

For the avoidance of doubt, the foregoing relief may include (but is not limited to):

(a)	commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests;

(b)

enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests;

(c)

creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests;

(d)

asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and

(e)

commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, compromised, or settled pursuant to the Plan.

For the avoidance of doubt, this Article VIII.F shall not constitute a discharge under section 1141(d) of the Bankruptcy Code.

G. Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Wind-Down Debtors, or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against the Wind-Down Debtors, or another Entity with whom the Wind-Down Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H. Document Retention.

On and after the Effective Date, the Wind-Down Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Plan Administrator.

I. Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (i) such Claim has been adjudicated as non-contingent or (ii) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A. Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof:

1. the TSA shall not have been terminated and shall remain in full force and effect;

2. the Bankruptcy Court shall have entered the Cash Collateral Orders, which shall be in full force and effect;

3. the Definitive Documents shall (i) be consistent with the TSA and otherwise approved by the applicable parties thereto consistent with their respective consent and approval rights set forth therein and (ii) have been executed or deemed executed and delivered by each party thereto, and any conditions precedent related thereto shall have been satisfied or waived by the applicable party or parties;

4. the Bankruptcy Court shall have entered the Sale Order and the Sale Order shall not have been reversed, stayed, modified or vacated on appeal;

5. the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall not have been reversed, stayed, modified or vacated on appeal;

6. all actions, documents, and agreements necessary to implement and consummate the Plan as mutually agreed to by the Debtors and the Required Consenting Stakeholders shall have been effected and executed;

7. the Wind-Down Transactions shall have been implemented in accordance with the Transactions Steps Memorandum in all material respects;

8. payment of all invoiced professional fees and other amounts required to be paid pursuant to the TSA, in any Definitive Document, or in any order of the Bankruptcy Court related thereto, including the Restructuring Expenses; and

9. any and all requisite governmental, regulatory, and third party approvals and consents shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired or terminated without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on the Wind-Down Transactions, or the financial benefits of such Wind-Down Transactions to the Required Consenting Stakeholders.

B. Waiver of Conditions.

The conditions to the Effective Date set forth in this Article IX, may be waived in whole or in part at any time by the Debtors only with the prior written consent (email shall suffice) of the Required Consenting Stakeholders, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

C. Effect of Failure of Conditions.

If Consummation does not occur, the Plan shall be null and void in all respects, and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims by the Debtors or other Claims or Interests; (ii) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity in any respect; provided that all provisions of the TSA that survive termination thereof shall remain in effect in each case, in accordance with the terms thereof. Notwithstanding the foregoing, the non- Consummation of the Plan shall not require or result in the voiding, rescission, reversal, or unwinding of the Sale Transaction under the Asset Purchase Agreement or the revocation of the Debtors’ authority under the Sale Order to consummate the Sale Transaction.

D. Substantial Consummation.

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A. Modification and Amendments.

Except as otherwise specifically provided in the Plan and only to the extent permitted by the TSA, the Debtors reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the TSA and the consent rights set forth therein, and the requirements of section 1127 of the Bankruptcy Code, rule 3019 of the Bankruptcy Rules, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify, the Plan with respect to such Debtor, one or more times, after Confirmation and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B. Effect of Confirmation on Modifications.

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C. Revocation or Withdrawal of Plan.

To the extent permitted by the TSA, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims or Interests, (b) prejudice in any manner the rights of such Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Plan Administrator amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed, assumed and assigned, or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

4. resolve any cases, controversies, suits or disputes that may arise in connection with the interpretation of the Sale Order;

5. grant any consensual request to extend the deadline for assuming or rejecting Executory Contracts and Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

6. ensure that distributions to Holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan;

7. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

8. adjudicate, decide, or resolve any and all matters related to sections 1141 and 1145 of the Bankruptcy Code;

9. enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with the Plan, the Plan Supplement, or the Disclosure Statement;

10. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

11. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

12. issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan;

13. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, discharges, and exculpations contained in the Plan, including under Article VIII hereof, whether arising prior to or after the Effective Date, and enter such orders as may be necessary or appropriate to implement such releases, injunctions, exculpations, and other provisions;

14. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.K hereof;

15. determine (a) whether a Claim or Cause of Action constitutes a direct or derivative claim, (b) whether such Claim or Cause of Action is colorable, and (c) solely to the extent legally permissible, adjudicate the underlying Claim or Cause of Action;

16. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

17. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Plan Supplement, or the Disclosure Statement, including the TSA;

18. enter an order concluding or closing the Chapter 11 Cases;

19. adjudicate any and all disputes arising from or relating to distributions under the Plan;

20. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

21. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

22. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

23. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

24. hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in the Plan, including under Article VIII hereof;

25. enforce all orders previously entered by the Bankruptcy Court; and

26. hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A. Immediate Binding Effect.

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Wind-Down Debtors, the Plan Administrator, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims against and Interests in the Debtors shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

B. Additional Documents.

On or before the Effective Date, and consistent in all respects with the terms of the TSA, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan and the TSA. The Debtors or the Plan Administrator, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C. Payment of Statutory Fees.

All Quarterly Fees due and payable prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Debtors, the Wind-Down Debtors, and any Disbursing Entity shall be jointly and severally liable to pay Quarterly Fees when due and payable. The Debtors shall file with the Bankruptcy Court all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Debtors, the Wind-Down Debtors and any entity making disbursements on behalf of any Debtor or any Wind-Down Debtor, or making disbursements on account of an obligation of any Debtor or any Wind-Down Debtor, shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each and every one of the Debtors, the Wind-Down Debtors and Disbursing Entities shall remain obligated to pay Quarterly Fees to the Office of the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Claim in the case and shall not be treated as providing any release under the Plan.

D. Statutory Committee and Cessation of Fee and Expense Payment.

On the Effective Date, the Committee and any other statutory committee appointed in these Chapter 11 Cases shall dissolve, and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases provided, however, that the Committee shall remain in existence for the limited purposes of (a) pursuing, supporting, or otherwise participating in, any outstanding appeals in the Chapter 11 Cases; and (b) filing, objecting, or otherwise participating in the process with respect to any final fee applications with respect to the Professional Fee Claims. After the Effective Date, the Wind-Down Debtors and the estates shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees and any fees and expenses incurred after the Effective Date by the Committee, its members, advisors, or representatives, including the Committee Wind-Down Consultation Party, shall be paid out of the GUC Distribution Reserve.

E. MMAF Secured Claims.

Notwithstanding anything to the contrary in the Sale Order, the Disclosure Statement, the Plan, or any other document entered in these Chapter 11 Cases, on the Effective Date, the Debtors shall pay MMAF in Cash from the MMAF Escrow or otherwise, via wire transfer as MMAF instructs, (i) the principal amount of $1,191,111.01, less amounts received by MMAF from the Debtors postpetition, plus (ii) pursuant to section 506(b) of the Bankruptcy Code, default interest at the rate of ten (10%) percent per annum on the principal amount outstanding from and after the Petition Date through the date of payment, plus late charges as provided in the Master Lease Agreement and related documents, and all other obligations, amounts, and expenses, including MMAF’s reasonable attorneys’ fees and costs, owed under the Master Lease Agreement; provided that the total payment to MMAF pursuant to clauses (i) and (ii) above shall not exceed $1.7 million. MMAF shall deliver to the Debtors a statement of the amount owed with wire transfer information no later than three (3) Business Days before the anticipated Effective Date. Upon entry of the Confirmation Order, the Debtors shall provide written notice to MMAF of the anticipated Effective Date; provided that the anticipated Effective Date shall remain subject to the conditions precedent to the Effective Date set forth in the Plan.

F. Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

G. Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of such Entity.

H. Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

1. if to the Debtors, to:

Invitae Corporation

Attention: Tom Brida, General Counsel, Chief Compliance Officer, and Secretary

E-mail address: tom.brida@invitae.com

with copies to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Nicole L. Greenblatt, P.C., Francis Petrie, Nikki Gavey

E-mail addresses: nicole.greenblatt@kirkland.com;

francis.petrie@kirkland.com; nikki.gavey@kirkland.com

and

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

Attention: Spencer A. Winters, P.C., William E. Arnault, P.C.

E-mail address: spencer.winters@kirkland.com; william.arnault@kirkland.com

2. if to a Consenting Stakeholder:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004-2498

Attention: Ari Blaut, Benjamin S. Beller

E-mail address: blauta@sullcrom.com; bellerb@sullcrom.com

After the Effective Date, the Debtors have authority to notify Entities that, in order to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

I. Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

J. Entire Agreement.

Except as otherwise indicated, and without limiting the effectiveness of the TSA, the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

K. Exhibits.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at www.kccllc.net/invitae or the Bankruptcy Court’s website at https://www.njb.uscourts.gov/. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

L. Nonseverability of Plan Provisions.

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (i) valid and enforceable pursuant to its terms; (ii) integral to the Plan, and any deletion or modification thereof shall be subject to the consent rights set forth in the TSA and herein; and (iii) nonseverable and mutually dependent, provided that, notwithstanding the inclusion of the Asset Purchase Agreement or any documents ancillary thereto in the Plan Supplement, the Sale Transaction contemplated in the Asset Purchase Agreement is severable from the Plan and the Confirmation Order, and the non-Confirmation or non-Consummation of the Plan shall not require or result in the voiding, rescission, reversal, or unwinding of the Sale Transaction contemplated in the Asset Purchase Agreement or the revocation of the Debtors’ authority under the Sale Order to consummate such Sale Transaction.

M. Votes Solicited in Good Faith.

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code, and, therefore, neither any of such parties or individuals will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan.

N. Closing of Chapter 11 Cases.

The Plan Administrator shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

O. Waiver or Estoppel.

Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the TSA, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

P. Creditor Default.

An act or omission by a Holder of a Claim or Interest or the Purchaser in contravention of the provisions of the Plan shall be deemed an event of default under the Plan. Upon an event of default, the Plan Administrator may seek to hold the defaulting party in contempt of the Confirmation Order and shall be entitled to reasonable attorneys’ fees and costs of the Plan Administrator in remedying such default. Upon the finding of such a default by a Holder of a Claim or Interest, the Bankruptcy Court may: (a) designate a party to appear, sign, and/or accept the documents required under the Plan on behalf of the defaulting party, in accordance with Bankruptcy Rule 7070; (b) enforce the Plan by order of specific performance; (c) award a judgment against such defaulting Holder of a Claim or Interest in favor of the Plan Administrator in an amount, including interest, if applicable, to compensate the Wind-Down Debtors for the damages caused by such default; and (d) make such other order as may be equitable that does not materially alter the terms of the Plan.

Q. Removal or Abandonment of Third Parties’ Property.

Nothing in the Plan shall impose upon the Wind-Down Debtors any obligation to store or protect any third party’s property, all of which property will be deemed abandoned and surrendered to the Wind-Down Debtors if such property has not been removed (by its owner in a commercially reasonable manner, and with insurance to cover any damage from such removal) from any real property owned or leased by the Wind-Down Debtors within forty-five (45) days after Confirmation of the Plan. Following the abandonment and surrender of any such property, the Plan Administrator may sell, transfer, assign, scrap, abandon, or otherwise dispose of such property and retain any proceeds resulting therefrom.

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Dated: August 1, 2024	Invitae Corporation on behalf of itself and all other Debtors

/s/ Ana Schrank
Name: Ana Schrank
Title: Chief Financial Officer